================================================================================










                       TRUST INDENTURE AND MORTGAGE N___TZ

                          dated as of __________, 200_

                                     between

                        WELLS FARGO BANK NORTHWEST, N.A.,
               not in its individual capacity, except as expressly
                  provided herein, but solely as Owner Trustee,

                                  Owner Trustee

                                       and


                            WILMINGTON TRUST COMPANY,
               not in its individual capacity, except as expressly
                  provided herein, but solely as Loan Trustee,

                                  Loan Trustee


                        --------------------------------



Equipment Notes covering one Boeing 737-800 aircraft bearing manufacturer's serial no. _____ and U.S. registration mark N___TZ leased by American Trans Air, Inc.
















================================================================================


2002 EETC - Mortgage (LL) (11)                                    Mortgage N__TZ

                                TABLE OF CONTENTS



GRANTING CLAUSE ................................................................................1

1.  DEFINITIONS AND CONSTRUCTION................................................................8
         1.01.  Definitions and Construction....................................................8

2.  THE EQUIPMENT NOTES.........................................................................8
         2.01.  Form of Equipment Notes.........................................................8
         2.02.  Issuance and Terms of Equipment Notes...........................................8
         2.03.  Payments from Collateral Only...................................................9
         2.04.  Method of Payment..............................................................12
         2.05.  Application of Payments........................................................14
         2.06.  Termination of Interest in Collateral..........................................15
         2.07.  Registration, Transfer and Exchange of Equipment Notes.........................15
         2.08.  Mutilated, Destroyed, Lost, or Stolen Equipment Notes..........................17
         2.09.  Payment of Expenses on Transfer; Cancellation..................................18
         2.10.  Mandatory Redemptions of Equipment Notes.......................................18
         2.11. Lessee's Assumption of Equipment Notes..........................................18
         2.12. Voluntary Redemptions of Equipment Notes........................................19
         2.13.  Redemptions; Notice of Redemption..............................................19
         2.14.  Option to Purchase Equipment Notes.............................................20
         2.15.  Subordination..................................................................21

3.  RECEIPT, DISTRIBUTION, AND APPLICATION OF INCOME...........................................22
         3.01.  Basic Rent Distribution........................................................22
         3.02.  Event of Loss; Replacement; Voluntary Termination; Refinancing.................23
         3.03.  Payments After Event of Default................................................24
         3.04.  Certain Payments...............................................................26
         3.05.  Other Payments.................................................................27
         3.06.  Payments to Owner Trustee......................................................27
         3.07.  Application of Payments Under Guarantee........................................28

4.  COVENANTS OF OWNER TRUSTEE; MORTGAGE EVENTS OF DEFAULT; REMEDIES...........................28
         4.01.  Covenants of Owner Trustee.....................................................28
         4.02.  Mortgage Event of Default......................................................29
         4.03.  Certain Rights.................................................................31
         4.04.  Remedies ......................................................................33
         4.05.  Return of Aircraft, Etc........................................................36
         4.06.  Remedies Cumulative............................................................37


2002 EETC - Mortgage (LL) (11)          i                         Mortgage N__TZ




         4.07.  Discontinuance of Proceedings..................................................38
         4.08.  Waiver of Past Defaults........................................................38
         4.09.  Appointment of Receiver........................................................38
         4.10.  Loan Trustee Authorized to Execute Bills of Sale, etc..........................39
         4.11.  Rights of Note Holders to Receive Payment......................................39

5.  DUTIES OF LOAN TRUSTEE.....................................................................39
         5.01.  Notice of Event of Default.....................................................39
         5.02.  Action upon Instructions; Certain Rights and Limitations.......................40
         5.03.  Indemnification................................................................43
         5.04.  No Duties Except as Specified in Mortgage or Instructions......................43
         5.05.  No Action Except Under Lease, Mortgage, or Instructions........................44
         5.06.  Replacement Airframes and Replacement Engines..................................44
         5.07.  Mortgage Supplements for Replacements..........................................47
         5.08.  Effect of Replacement..........................................................47
         5.09.  Investment of Amounts Held by Loan Trustee.....................................48

6.  OWNER TRUSTEE AND LOAN TRUSTEE.............................................................48
         6.01.  Acceptance of Trusts and Duties................................................48
         6.02.  Absence of Duties..............................................................49
         6.03. No Representations or Warranties as to Aircraft or Documents....................49
         6.04.  No Segregation of Money; No Interest...........................................50
         6.05.  Reliance; Agreements; Advice of Counsel........................................50
         6.06.  Capacity in Which Acting.......................................................51
         6.07.  Compensation...................................................................51
         6.08.  Instructions from Note Holders.................................................51

7.  INDEMNIFICATION OF LOAN TRUSTEE BY OWNER TRUSTEE...........................................52
         7.01.  Scope of Indemnification.......................................................52

8.  SUCCESSOR AND SEPARATE TRUSTEES............................................................53
         8.01.  Notice of Successor Owner Trustee..............................................53
         8.02.  Resignation of Loan Trustee; Appointment of Successor..........................53
         8.03.  Appointment of Additional and Separate Trustees................................54

9.  SUPPLEMENT AND AMENDMENTS..................................................................56
         9.01.  Instructions of Majority; Limitations..........................................56
         9.02.  Trustees Protected.............................................................59
         9.03.  Documents Mailed to Note Holders...............................................59
         9.04.  No Request Necessary for Lease Supplement or Mortgage Supplement...............59
         9.05.  Notices to Liquidity Provider..................................................59


2002 EETC - Mortgage (LL) (11)         ii                         Mortgage N__TZ




10.  MISCELLANEOUS.............................................................................59
         10.01.  Termination of Mortgage.......................................................59
         10.02.  No Legal Title to Collateral in Note Holders..................................60
         10.03.  Sale of Aircraft by Loan Trustee Is Binding...................................60
         10.04.  Mortgage Benefits Specified Persons Only......................................60
         10.05.  Notices ......................................................................60
         10.06.  Severability..................................................................61
         10.07.  No Oral Modification or Continuing Waivers....................................61
         10.08.  Successors and Assigns........................................................61
         10.09.  Headings .....................................................................61
         10.10.  Normal Commercial Relations...................................................61
         10.11.  Governing Law; Counterpart Form...............................................62
         10.12.  Voting By Note Holders........................................................62
         10.13.  Bankruptcy....................................................................62
         10.14.  No Action Contrary to Lessee's Rights Under the Lease.........................62
         10.15.  Payments With Respect to Insured Obligations........ERROR! BOOKMARK NOT DEFINED.


SCHEDULE I     Equipment Notes Original Amount, Interest Rate, and Amortization

EXHIBIT A      Aircraft Description
EXHIBIT B      Form of Equipment Note

ANNEX A        Definitions


2002 EETC - Mortgage (LL) (11)        iii                         Mortgage N__TZ

                       TRUST INDENTURE AND MORTGAGE N___TZ

         This Trust Indenture and Mortgage (this "Mortgage") is entered into as of __________, 200_ between Wells Fargo Bank Northwest, N.A., a national banking association organized under the laws of the United States, not in its individual capacity, except when referred to as "WFB", but solely as Owner Trustee under the Trust Agreement referred to below (together with its successors under the Trust Agreement, the "Owner Trustee"), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, except when referred to as "WTC", but solely as Loan Trustee hereunder (together with its successors hereunder, the "Loan Trustee").


                               W I T N E S S E T H
                               - - - - - - - - - -

         Owner Trustee desires by this Mortgage, among other things, (i) to provide for the issue by Owner Trustee to the Pass-Through Trustees of Equipment Notes evidencing the loans made by each of the Loan Participants to finance a portion of Owner Trustee's payment of Lessor's Cost for the Aircraft, as provided in the Participation Agreement, and (ii) to provide for the assignment, mortgage and pledge by Owner Trustee to Loan Trustee, as part of the Collateral hereunder, among other things, of all of Owner Trustee's right, estate and interest in and to the Aircraft, and, except as hereinafter expressly provided as to Excluded Payments, all of Owner Trustee's right, title and interest in, to and under the Lease and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof, as security for Owner Trustee's and Lessee's obligations to the holders of the Equipment Notes and the Mortgage Indemnitees and for the benefit and security of such Persons;

         All things have been done to make the Equipment Notes, when executed by Owner Trustee and authenticated and delivered by Loan Trustee hereunder, the valid, binding and enforceable obligations of Owner Trustee; and

         All things necessary to make this Mortgage the valid, binding and legal obligation of Owner Trustee for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened:


                                 GRANTING CLAUSE

         NOW, THEREFORE, THIS MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Make-Whole Amount, if any,



2002 EETC - Mortgage (LL) (11)         1                          Mortgage N__TZ
and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder and the performance and observance by Owner Trustee of all the agreements, covenants, and provisions contained herein and in the other Operative Agreements to which it is a party and the Equipment Notes, for the benefit of the Note Holders and each of the Mortgage Indemnitees and the prompt payment of all amounts from time to time owing hereunder and under the Participation Agreement to the Note Holders or any Mortgage Indemnitee by Owner Trustee or Lessee and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, Owner Trustee hereby grants to Loan Trustee, its successors in trust and assigns, for the security and benefit of the Note Holders and each of the Mortgage Indemnitees, a first-priority security interest in and mortgage lien on all right, title, and interest of Owner Trustee in, to, and under the following described property, rights, and privileges, whether now existing or hereafter acquired, other than Excluded Payments (which, collectively, excluding Excluded Payments but including all property hereafter specifically subjected to the Lien of this Mortgage by the terms hereof or any supplement hereto, are included within, and are referred to as, the "Collateral"):

                  (1) the Aircraft (including the Airframe and the Engines, all as more particularly described in the Aircraft Description Exhibit) and all replacements thereof and substitutions therefor to which Owner Trustee shall from time to time acquire title as provided herein and in the Lease), as the same is now and will hereafter be constituted, whether now owned by Owner Trustee or hereafter acquired, leased or intended to be leased under the Lease, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, including all Parts of whatever nature, which are from time to time included within the definitions of "Airframe" or "Engines", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings, or other equipment excluded from the definition of Parts), and all Aircraft Documents;

                  (2) all right, title, interest, claims and demands of Owner Trustee, as Lessor, in, to and under the Lease and the Guarantee, together with all rights, powers, privileges, options and other benefits of Owner Trustee


2002 EETC - Mortgage (LL) (11)         2                          Mortgage N__TZ
as lessor under the Lease, including the immediate and continuing right to receive and collect all amounts of Basic Rent, Supplemental Rent, income, revenues, issues, profits, insurance proceeds, condemnation awards and other payments, tenders and security now or hereafter payable to or receivable by Lessor under the Lease pursuant thereto, and the right to make all waivers and agreements, to give and receive copies of all notices and other instruments or communications, to accept surrender or redelivery of the Aircraft or any part thereof, as well as all the rights, powers and remedies on the part of Owner Trustee as Lessor under the Lease, to take such action upon the occurrence of a Lease Event of Default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Lease or by Law, and to do any and all other things whatsoever which Owner Trustee or any lessor may be entitled to do under or in respect of the Lease and any right to restitution from Lessee or any other Person in respect of any determination of invalidity of the Lease;

                  [(3) each Permitted Sublease assignment and each assigned Permitted Sublease (to the extent assigned under such Permitted Sublease assignment), and all Rent thereunder (including all rents or other amounts of Basic Rent, Supplemental Rent, and payments of any kind made under such assigned Permitted Sublease (to the extent assigned under such Permitted Sublease assignment]1;

                  [(3)/(4)] the Purchase Agreement (to the extent specified in the Purchase Agreement Assignment), the Consent and Agreement, the Engine Warranty Assignment, the Engine Consent and Agreement, and the Bills of Sale and any and all other contracts, agreements, warranties and instruments relating to the Airframe and Engines or any rights or interests therein to which Owner Trustee is now or may hereafter be a party; together with all rights, powers, privileges, licenses, easements, options and other benefits of Owner Trustee under each contract, agreement and instrument referred to in this clause (3/4), including the right to receive and collect all payments to Owner Trustee thereunder now or hereafter payable to or receivable by Owner Trustee pursuant thereto and the right to make all waivers and agreements, to give and receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by Law, and to do any and all other things which Owner Trustee is or may be entitled to do thereunder and any right to restitution from

----------------------
(1) Insert bracketed language if the Lease provides for the assignment of a permitted sublease.


2002 EETC - Mortgage (LL) (11)         3                          Mortgage N__TZ

Lessee, Owner Participant or any other Person in respect of any determination of invalidity of any thereof);

                  [(4)/(5)] all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Mortgage including such proceeds resulting from the sale, lease, or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of Owner Trustee in and to the same;

                  [(5)/(6)] without limiting the generality of the foregoing, all insurance and requisition proceeds with respect to the Aircraft or any part thereof, including the insurance required under (ss.) 11 of the Lease;

                  [(6)/(7)] without limiting the generality of the foregoing, rights of Owner Trustee to amounts paid or payable by Lessee to Owner Trustee under the Participation Agreement and all rights of Owner Trustee to enforce payments of any such amounts thereunder;

                  [(7)/(8)] without limiting the generality of the foregoing, money and securities from time to time deposited or required to be deposited with Loan Trustee pursuant to any terms of this Mortgage or the Lease or required hereby or by the Lease to be held by Loan Trustee hereunder (other than Excluded Payments); and

                  [(8)/(9)]    all proceeds of the foregoing.

BUT EXCLUDING from the foregoing and from the Collateral all Excluded Payments, and the right to enforce and collect the same, and SUBJECT TO all of the terms and conditions of this Mortgage and the rights of Owner Trustee and Owner Participant hereunder.

         Concurrently with the delivery of this Mortgage, Owner Trustee is delivering to Loan Trustee the original executed counterpart of the Lease (to which a chattel paper receipt is attached), and executed copies of the Participation Agreement, the Purchase Agreement (to the extent assigned by the Purchase Agreement Assignment), the Purchase Agreement Assignment with the Consent and Agreement and the Engine Warranty Assignment and Engine Consent and Agreement.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto Loan Trustee, and its successors and assigns, in trust for the benefit and security of the Note Holders and the Mortgage Indemnitees, except as provided in (ss.) 2.15 and (ss.) 3 without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date


2002 EETC - Mortgage (LL) (11)         4                          Mortgage N__TZ
of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through [(9)] inclusive above, subject to the terms and provisions set forth in this Mortgage.

         Anything herein contained to the contrary notwithstanding, Owner Trustee shall remain liable under each of the Mortgage Agreements to which it is a party to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and Loan Trustee, the Note Holders and the Mortgage Indemnitees shall have no obligation or liability under the Mortgage Agreements, by reason of or arising out of the assignment hereunder, nor shall Loan Trustee, the Note Holders or the Mortgage Indemnitees be required or obligated in any manner to perform or fulfill any obligations of Owner Trustee under or pursuant to any of the Mortgage Agreements to which it is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         Owner Trustee does hereby constitute Loan Trustee the true and lawful attorney of Owner Trustee, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of Owner Trustee or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all money and claims for money (in each case including insurance and requisition proceeds but in all cases excluding Excluded Payments) due and to become due under or arising out of the Mortgage Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which Loan Trustee may deem to be necessary or advisable in the premises. Without limiting the generality of the foregoing, but subject to the rights of Owner Trustee and Owner Participant hereunder, during the continuance of any Mortgage Event of Default, Loan Trustee shall have the right under such power of attorney to accept any offer in connection with the exercise of remedies as set forth herein of any purchaser to purchase the Airframe and Engines and upon such purchase to execute and deliver in the name of and on behalf of Owner Trustee an appropriate bill of sale and other instruments of transfer relating to the Airframe and Engines when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in


2002 EETC - Mortgage (LL) (11)         5                          Mortgage N__TZ
its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Owner Trustee or otherwise, which Loan Trustee may deem necessary or appropriate to protect and preserve the right, title and interest of Loan Trustee in and to such Rents and other sums and the security intended to be afforded hereby; provided, that no action of Loan Trustee pursuant to this paragraph shall increase the obligations or liabilities of Owner Trustee to any Person beyond those obligations and liabilities specifically set forth in this Mortgage and in the other Operative Agreements. Under the Lease, Lessee is directed, so long as this Mortgage shall not have been fully discharged, to make all payments of Rent (other than Excluded Payments) and all other amounts which are required to be paid to or deposited with Owner Trustee pursuant to the Lease (other than Excluded Payments) directly to, or as directed by, Loan Trustee at such address or addresses as Loan Trustee shall specify, for application as provided in this Mortgage. Owner Trustee agrees that promptly upon receipt thereof, it will transfer to Loan Trustee any and all money from time to time received by it constituting part of the Collateral, for distribution by Loan Trustee pursuant to this Mortgage, except that Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by Loan Trustee under this Mortgage.

         Owner Trustee agrees that at any time and from time to time, upon the written request of Loan Trustee, Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as Loan Trustee may reasonably deem necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for Loan Trustee the full benefits of the assignment hereunder and of the rights and powers herein granted.

         Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants and agrees that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, and the Lien hereof shall not have been released pursuant to (ss.) 10.01, any of its right, title or interest hereby assigned, to anyone other than Loan Trustee, and that it will not, except as otherwise provided in this Mortgage and except with respect to Excluded Payments to which it is entitled, (i) accept any payment from Lessee or any Permitted Sublessee under any Mortgage Agreement, (ii) enter into any agreement amending or supplementing any Mortgage Agreement, (iii) execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers or privileges under, any Mortgage Agreement, (iv) settle or compromise any claim (other than those relating to an Excluded Payment) arising under any Mortgage Agreement or (v) submit or consent to the


2002 EETC - Mortgage (LL) (11)         6                          Mortgage N__TZ
submission of any dispute, difference or other matter arising under or in respect of any Mortgage Agreement to arbitration thereunder.

         Owner Trustee will not without the written consent of Loan Trustee:

                           (a) receive or collect or agree to the receipt or collection of any payment of Rent (other than Excluded Payments), including Basic Rent, Stipulated Loss Value, Termination Value, EBO Price, or any other payment to be made pursuant to (ss.) 9, 10, or 17 of the Lease prior to the date for the payment thereof provided for by the Lease or assign, transfer or hypothecate (other than to Loan Trustee hereunder) any payment of Rent (other than Excluded Payments), including Basic Rent, Stipulated Loss Value, Termination Value, EBO Price, or any other payment to be made pursuant to (ss.) 9, 10, or 17 of the Lease, then due or to accrue in the future under the Lease in respect of the Airframe and Engines; or

                           (b) except as contemplated by the Trust Agreement in connection with the appointment of a successor owner trustee, sell, mortgage, transfer, assign or hypothecate (other than to Loan Trustee hereunder) its interest in the Airframe and Engines or any part thereof or in any amount to be received by it from the use or disposition of the Airframe and Engines, other than amounts distributed to it pursuant to (ss.) 3.

Any and all property described or referred to in the granting clauses hereof which is hereafter acquired by Owner Trustee shall ipso facto, and without any further conveyance, assignment or act on the part of Owner Trustee or Loan Trustee, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of Owner Trustee contained in the foregoing paragraphs.

         Owner Trustee does hereby ratify and confirm the Lease and does hereby agree that it will not violate any covenant or agreement made by it therein, herein or in any other Owner Trustee Agreement.

         Notwithstanding the Granting Clause or any of the foregoing paragraphs, there is hereby excluded from the foregoing security interest all Excluded Payments.

         Owner Trustee and Loan Trustee hereby covenant and agree as follows:


2002 EETC - Mortgage (LL) (11)         7                          Mortgage N__TZ

                         1. DEFINITIONS AND CONSTRUCTION

         1.01. DEFINITIONS AND CONSTRUCTION. The terms defined in Annex A, when capitalized as in Annex A, have the same meanings when used in this Mortgage. Annex A also contains rules of usage that control construction in this Mortgage.

                             2. THE EQUIPMENT NOTES

         2.01. FORM OF EQUIPMENT NOTES. The Equipment Notes shall be substantially in the form of Exhibit B.

         2.02. ISSUANCE AND TERMS OF EQUIPMENT NOTES. The Equipment Notes shall be dated the date of issuance thereof, shall be issued in two separate series consisting of Series A and Series B and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the Delivery Date, each Series of Equipment Notes shall be issued to the Subordination Agent on behalf of the related Pass-Through Trustee under the applicable Pass-Through Trust Agreement. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

         Each Equipment Note shall bear interest at the applicable Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30 day months and payable for the actual number of days elapsed (including the first day but excluding the last day)) on the unpaid Original Amount thereof from time to time outstanding, payable in arrears on __________, 200_, and on each [February 20], [May 20], [August 20] and [November 20] thereafter until maturity. The Original Amount of each Equipment Note shall be payable on the dates and in the installments equal to the corresponding percentage of the Original Amount as set forth in Schedule I hereto which shall be attached as Schedule I to the Equipment Notes. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest at the Past Due Rate (calculated on the basis of a year of 360 days and payable for the actual number of days elapsed (including the first day but excluding the last day)) on any part of the Original Amount, Make-Whole Amount, if any, and to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due


2002 EETC - Mortgage (LL) (11)         8                          Mortgage N__TZ
for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day, and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension. The interest rate borne by the Equipment Notes shall be subject to adjustments to the extent, and under the circumstances, specified by the Registration Rights Agreement.

         Without limiting the Lessee's obligations to pay Supplemental Rent, Owner Trustee hereby agrees to pay all amounts described in clauses (2) through
(6) of the definition of Supplemental Rent.

         The Equipment Notes shall be executed on behalf of Owner Trustee by its President or one of its Vice Presidents, Assistant Vice Presidents or Assistant Secretaries or other authorized officer. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of Owner Trustee shall bind Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. Owner Trustee may from time to time execute and deliver Equipment Notes with respect to the Aircraft to Loan Trustee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by Loan Trustee upon the written request of Owner Trustee signed by a Vice President or Assistant Vice President or other authorized officer of Owner Trustee; provided, that each such request shall specify the aggregate Original Amount of all Equipment Notes to be authenticated hereunder on original issue with respect to the Aircraft. Each Equipment Note shall be dated the date of its authentication, which shall be the Delivery Date of the Aircraft in the case of the original issuance of Equipment Notes. No Equipment Note shall be secured by or entitled to any benefit under this Mortgage or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by Loan Trustee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

         2.03.  PAYMENTS FROM COLLATERAL ONLY.


2002 EETC - Mortgage (LL) (11)         9                          Mortgage N__TZ

         (a) Without impairing any of the other rights, powers, remedies, privileges, or Liens of the Note Holders under this Mortgage, each Note Holder, by its acceptance of a Equipment Note, agrees that, except as expressly provided in this Mortgage, the Participation Agreement or any other Operative Agreement,
(i) the obligation to make all payments of the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to the Equipment Notes, and the performance by Owner Trustee of every obligation or covenant contained in this Mortgage and in the Participation Agreement or any of the other Operative Agreements, shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Collateral and only to the extent that Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Collateral to enable Loan Trustee to make such payments in accordance with the terms of (ss.) 3, and all of the statements, representations, covenants and agreements made by Owner Trustee (when made in such capacity) contained in this Mortgage and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate; therefore, anything contained in this Mortgage or such other agreements to the contrary notwithstanding (except for any express provisions or representations that WFB is responsible for, or is making, in its individual capacity, for which there would be personal liability of WFB), no recourse shall be had with respect to this Mortgage or such other agreements against WFB or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them, and
(ii) none of WFB, Owner Participant, Loan Trustee and any officer, director, trustee, servant, employee, agent or direct or indirect parent or controlling Person or Persons of any of them (other than Owner Trustee in its trust capacity) shall have any personal liability for any amounts payable or other obligation owed hereunder, under the Participation Agreement or any of the other Operative Agreements or under the Equipment Notes except as expressly provided herein, in the Lease, or in the Participation Agreement; provided, that nothing contained in this (ss.) 2.03(a) shall be construed to limit the exercise and enforcement in accordance with the terms of this Mortgage or such other agreements of rights and remedies against the Trust Estate. These provisions are not intended as any release or discharge of the indebtedness represented by the Equipment Notes and this Mortgage, but are intended only as a covenant not to sue Owner Participant, WFB, or WTC, except as expressly provided herein or in the Participation Agreement, for a deficiency with respect to such indebtedness, the indebtedness represented by this Mortgage and the Equipment Notes to remain in full force and effect as


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


fully as though these provisions were not contained in this Mortgage. Owner Trustee hereby acknowledges that the Note Holders have expressly reserved all their rights and remedies against the Collateral, including the right, in the event of a default in the payment of all or part of the Original Amount of interest on, Make-Whole Amount, if any, or any other amount due with respect to any Equipment Note within the periods provided for in (ss.) 4.02(b), or upon the existence of any other Mortgage Event of Default, to foreclose upon this Mortgage, or to receive the proceeds from the Collateral and otherwise to enforce any other right under this Mortgage. Nothing in this (ss.) 2.03(a) shall
(x) release Owner Participant from personal liability, or constitute a covenant not to sue Owner Participant, for any breach by it of any of its covenants, representations or warranties contained in the Participation Agreement or for any of the payments it has agreed to make pursuant to the Participation Agreement or (y) release Owner Trustee or constitute a covenant not to sue Owner Trustee for any breach by it of any representations, warranties or covenants of Owner Trustee contained in the Operative Agreements or (z) release WFB from personal liability, or constitute a covenant not to sue WFB for any breach by it of any representations, warranties or covenants of WFB made in its individual capacity in the Operative Agreements.

         (b) If (i) all or any part of the Trust Estate becomes the property of, or Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (ii) pursuant to such reorganization provisions, including (ss.) 1111(b) of the Bankruptcy Code, WFB or Owner Participant is required, by reason of WFB or Owner Participant being held to have recourse liability to any Note Holder or Loan Trustee, directly or indirectly (other than the express recourse liability of WFB or Owner Participant under the Participation Agreement, the Lease or this Mortgage or by separate agreement), to make payment on account of any amount payable as principal of, Make-Whole Amount, if any, interest or other amounts on the Equipment Notes or under this Mortgage, and (iii) any Note Holder or Loan Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by WFB or Owner Participant on account of clause (ii) above, then such Note Holder or Loan Trustee, as the case may be, shall promptly refund to WFB or Owner Participant (whichever shall have made such payment) such Excess Amount.

         For purposes of this (ss.) 2.03(b), "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Note Holder or Loan Trustee if WFB or Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this (ss.) 2.03(b) shall prevent a Note Holder or Loan Trustee from


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


enforcing any personal recourse obligation (and retaining the proceeds thereof) of WFB or Owner Participant under the Participation Agreement or this Mortgage (and any exhibits or annexes hereto or thereto) or by separate agreement or from retaining any amount paid by Owner Participant under (ss.) 2.14 or (ss.) 4.03.

         2.04.  METHOD OF PAYMENT.

         (a) The Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:00 a.m., New York City time, on the due date of payment to Loan Trustee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. Owner Trustee shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, Loan Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to Owner Trustee), all amounts paid by Owner Trustee hereunder and under such holder's Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to (ss.) 3 of this Mortgage) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States, the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If Loan Trustee shall fail to make any such payment as provided in the immediately preceding sentence after its receipt of funds at the place and prior to the time specified above, WTC agrees to compensate such holders for loss of use of funds at the Debt Rate until such payment is made and Loan Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to Loan Trustee for cancellation promptly after such payment. Notwithstanding any other provision of this Mortgage to the contrary, Loan Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for Loan Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:30 p.m., New York City time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, Owner Trustee and Loan Trustee shall deem and treat the


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


Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of Owner Trustee or Loan Trustee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in
Schedule I thereto and otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to Loan Trustee consistent with this (ss.) 2.04.

         (b) Loan Trustee, as agent for Owner Trustee, shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. Loan Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts (and such withholding shall constitute payment in respect of such Equipment Note) and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to Owner Trustee and Lessee) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

         If a Note Holder which is a Non-U.S. Person has furnished to Loan Trustee a properly completed and currently effective U.S. Internal Revenue Service Form W-8BEN (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified Loan Trustee of the withdrawal or inaccuracy of such form prior to the date of such payment (and Loan Trustee has no reason to know that any information set forth in such form is inaccurate), Loan Trustee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions properly claimed by


2002 EETC - Mortgage (LL) (11)         13                         Mortgage N__TZ
the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax (and such withholding shall constitute payment in respect of such Equipment Note). If a Note Holder (x) which is a Non-U.S. Person has furnished to Loan Trustee a properly completed and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to avoid withholding of United States federal income tax), during the calendar year in which the payment is made (but prior to the making of such payment), and has not notified Loan Trustee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and Loan Trustee has no reason to know that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to Loan Trustee a properly completed and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified Loan Trustee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, Loan Trustee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by applicable Law.

         Neither the Owner Trustee nor the Owner Participant shall have any liability for the failure of the Loan Trustee to withhold taxes in the manner provided for herein or for any false, inaccurate, or untrue evidence provided by any Note Holder hereunder.

         2.05. APPLICATION OF PAYMENTS. In the case of each Equipment Note (and, subject to the provisions of (ss.) 3) each payment of Original Amount, Make-Whole Amount, if any, and interest or other amounts due thereon shall be applied:

                  First: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-


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


Whole Amount, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

                  Second: to the payment of the Original Amount of such Equipment Note (or a portion thereof) then due thereunder;

                  Third: to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under such Equipment Note; and

                  Fourth: the balance, if any, remaining thereafter, to any payments of the portions of Original Amount of such Equipment Note remaining unpaid (provided, that such Equipment Note shall not be subject to redemption except as provided in (ss.) 2.10, (ss.) 2.12, and (ss.) 2.13).

         The amounts paid pursuant to clause "Fourth" above shall be applied to the payment of installments of Original Amount of such Equipment Note in the inverse order of their normal maturity.

         2.06. TERMINATION OF INTEREST IN COLLATERAL. No Note Holder or any other Mortgage Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, such Mortgage Indemnitee or Loan Trustee hereunder (including under the third paragraph of (ss.) 2.02) and under the other Operative Agreements by Owner Trustee and Lessee (collectively, the "Secured Obligations") shall have been paid in full.

         2.07. REGISTRATION, TRANSFER AND EXCHANGE OF EQUIPMENT NOTES. Loan Trustee shall keep a register (the "Equipment Note Register") in which Loan Trustee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of Loan Trustee. Loan Trustee is hereby appointed "Equipment Note Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to Loan Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, Owner


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


Trustee shall execute, and Loan Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to Loan Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, Owner Trustee shall execute, and Loan Trustee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this (ss.) 2.07 or under (ss.) 2.08 or otherwise under this Mortgage) shall be the valid obligations of Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Mortgage, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by Loan Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Loan Trustee duly executed by the Note Holder or such holder's attorney duly authorized in writing, and Loan Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. Loan Trustee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. Owner Trustee shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. Owner Trustee shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by Owner Trustee with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from Loan Trustee and such change is reflected on the Equipment Note Register. Loan Trustee will promptly notify Owner Trustee, Owner Participant and Lessee of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of the Participation Agreement applicable to Note


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


Holders, including (ss.ss.) 6.5, 7.5, 7.6, and 10, and shall be deemed to have represented and warranted (except as provided above), and covenanted, to the parties to the Participation Agreement as to the matters represented, warranted and covenanted as provided in the Participation Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this (ss.) 2.07, Loan Trustee and Owner Trustee shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

         2.08. MUTILATED, DESTROYED, LOST, OR STOLEN EQUIPMENT NOTES. If any Equipment Note shall become mutilated, destroyed, lost or stolen, Owner Trustee shall, upon the written request of the holder of such Equipment Note, execute and Loan Trustee shall authenticate and deliver in replacement thereof a new Equipment Note of the same series, payable in the same Original Amount dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to Loan Trustee and a photocopy thereof shall be furnished to Owner Trustee. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to Owner Trustee, Owner Participant and Loan Trustee such security or indemnity as may be required by them to save Owner Trustee, Owner Participant and Loan Trustee harmless and evidence satisfactory to Owner Trustee, Owner Participant and Loan Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.

         If a "qualified institutional buyer" of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a "QIB") is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Lessee, Owner Participant, Owner Trustee and Loan Trustee shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder of the requirements set forth in this (ss.) 2.08, Loan Trustee and Owner Trustee shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days of the date of the written request therefor from the Note Holder.


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


         2.09.  PAYMENT OF EXPENSES ON TRANSFER; CANCELLATION.

         (a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but Loan Trustee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

         (b) Loan Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation, shall destroy the canceled Equipment Notes and shall deliver to Owner Trustee, upon request, its certification to such effect.

         2.10.  MANDATORY REDEMPTIONS OF EQUIPMENT NOTES.

         (a) On the date on which Lessee is required pursuant to (ss.) 10.1.2 of the Lease to make payment for an Event of Loss with respect to the Aircraft, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement to the Note Holders but without Make-Whole Amount.

         (b) If the Lease is terminated with respect to the Aircraft by Lessee pursuant to (ss.) 9 or (ss.) 17.3 thereof and Lessee shall not have assumed all of the obligations of Owner Trustee hereunder pursuant to (ss.) 2.11 hereof and (ss.) 11.6 of the Participation Agreement, on the date the Lease is so terminated all the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement and all other Operative Agreements to the Note Holders plus Make-Whole Amount, if any.

         2.11. LESSEE'S ASSUMPTION OF EQUIPMENT NOTES. If, in accordance with (ss.) 17.3.6 of the Lease and (ss.) 11.6 of the Participation Agreement, Lessee elects to assume Owner Trustee's obligations hereunder, under the Equipment Notes, and under the other Operative Agreements by a supplement to this Mortgage reasonably satisfactory to Mortgagee (which shall contain (a) provisions substantially similar to (ss.ss.) 6, 7, 8, 10, 11 and 12 of the Lease, and (b) other provisions necessary or advisable to effectuate such assumption), then, upon delivery of such supplement, Guarantor's delivery of a guarantee of the Equipment Notes and other amounts owing to the Note Holders and the other


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


Mortgage Indemnitees substantially in the form of the Guarantee, Lessee's counsel's delivery of an opinion to the effect that such assumption has been duly and validly effected, and compliance with all other requirements of (ss.) 11.6 of the Participation Agreement and (ss.) 1(j) of the Note Purchase Agreement, Owner Trustee shall be released and discharged from any further obligations hereunder and under the Equipment Notes and all other Operative Documents, and Owner Participant shall be released and discharged from any further obligations under the Participation Agreement and any other Operative Document to which it is a party, except with respect to any obligations that accrued before the release date.

         2.12. VOLUNTARY REDEMPTIONS OF EQUIPMENT NOTES. All (but not less than all) of the Equipment Notes may be redeemed at the option of Owner Trustee in connection with a transaction described in, and subject to the terms and conditions of, (ss.) 11 of the Participation Agreement, upon at least 30 days' revocable written notice to Loan Trustee and the Note Holders. In these circumstances, the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other amounts payable hereunder or under the Participation Agreement and a Make-Whole Amount, if any.

         2.13.  REDEMPTIONS; NOTICE OF REDEMPTION.

         (a) Neither any redemption of any Equipment Note nor any purchase by Owner Trustee of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Mortgage. No purchase of any Equipment Note may be made by Loan Trustee.

         (b) Upon receipt of notice thereof, notice of redemption or purchase with respect to the Equipment Notes shall be given by Loan Trustee by first-class mail, postage prepaid, mailed not less than 25 nor more than 60 days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed or purchased, at such Note Holder's address appearing in the Equipment Note Register; provided, that, in the case of a redemption to be made pursuant to (ss.) 2.10(b) or (ss.) 2.12, such notice shall be revocable and shall be deemed revoked if the Lease does not in fact terminate on the specified termination date or if such refinancing does not occur on the date specified in the notice thereof, as the case may be. All notices of redemption shall state:
(1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment


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


Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

         (c) On or before the redemption date, Owner Trustee (or any person on behalf of Owner Trustee) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed or purchased on the redemption date shall not then be held in the Collateral, deposit or cause to be deposited with Loan Trustee by 12:00 noon on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed or purchased.

         (d) Notice of redemption or purchase having been given as aforesaid (and not deemed revoked as contemplated in the proviso to (ss.) 2.13(b)), the Equipment Notes to be redeemed or purchased shall, on the redemption date, become due and payable at the Corporate Trust Office of Loan Trustee or at any office or agency maintained for such purposes pursuant to (ss.) 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption or purchase in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption or purchase shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

         2.14. OPTION TO PURCHASE EQUIPMENT NOTES. Either Owner Trustee or Owner Participant may, upon the events and subject to the terms and conditions and for the price set forth in this (ss.) 2.14, purchase all but not less than all of the Equipment Notes outstanding hereunder, and each Note Holder agrees that it will, upon such events and subject to such terms and conditions and upon receipt of such price, sell, assign, transfer and convey to such purchaser or its nominee (without recourse or warranty of any kind except as to its title to the Equipment Notes and except against Liens on such Equipment Notes arising by, through or under such holder), all of the right, title and interest of such Note Holder in and to the Collateral, this Mortgage and the Equipment Notes held by it, and such purchaser or its nominee shall assume all of such holder's obligations under the Participation Agreement and hereunder.


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


         Such option to purchase the Equipment Notes may be exercised by Owner Trustee or Owner Participant upon any of the following events, and, in any such event, the purchase price thereof shall equal for each Equipment Note the aggregate unpaid Original Amount thereof, plus accrued and unpaid interest thereon to but not including the date of purchase and all other amounts (other than the Make-Whole Amount, except as provided in the next sentence) then payable hereunder or under the Participation Agreement to the holder thereof. Such option to purchase the Equipment Notes may be exercised: (i) upon a Mortgagee Event or (ii) if a Lease Event of Default exists or (iii) upon either the Equipment Notes becoming due and payable pursuant to (ss.) 4.04(b) hereof or the Loan Trustee taking action or notifying the Owner Trustee or the Owner Participant that it intends to take action to foreclose the Lien of this Mortgage or otherwise commence the exercise of remedies under this Mortgage or the Lease, provided, that if such option is exercised pursuant to clause (ii) at a time when a Lease Event of Default has existed for less than 120 days, the purchase price thereof shall equal the price provided in the preceding sentence plus the Make-Whole Amount, if any.

         Such option to purchase the Equipment Notes may be exercised by Owner Trustee or Owner Participant giving written notice of its irrevocable election of such option to Loan Trustee, which notice shall specify a date for such purchase not more than 30 days or less than 15 days after the date of such notice. Loan Trustee shall not exercise any of the remedies hereunder or, without the consent of Owner Trustee or Owner Participant, under the Lease, during the period from the time that a notice of exercise by Owner Participant of such option is given until the date on which such purchase is required to occur pursuant to the terms of the preceding sentence.

         If Owner Trustee or Owner Participant on or before the date of such purchase shall so request, the Note Holders will comply with all the provisions of (ss.) 2.07 to enable new Equipment Notes to be issued to Owner Trustee or Owner Participant or its nominee in such denominations as Owner Trustee or Owner Participant shall request. All taxes, charges and expenses required pursuant to (ss.) 2.09 in connection with the issuance of such new Equipment Note shall be borne by Owner Participant.


         2.15.  SUBORDINATION.

         (a) Owner Trustee and, by acceptance of its Equipment Notes of any Series, each Note Holder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series, including any payment or distribution of


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


cash, property or securities after the commencement of a proceeding of the type referred to in (ss.) 4.02(g), except as expressly provided in ss. 3.

         (b) By the acceptance of its Equipment Notes of any Series (other than Series A), each Note Holder of such Series agrees that if such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this (ss.) 2.15 or (ss.) 3, it will hold any amount so received in trust for the Senior Holder (as defined in (ss.) 2.15(c)) and will forthwith turn over such payment to Loan Trustee in the form received to be applied as provided in (ss.) 3.

         (c) As used in this (ss.) 2.15, the term "Senior Holder" shall mean (i) the Note Holders of Series A until the Secured Obligations in respect of Series A Equipment Notes have been paid in full, and (ii) after the Secured Obligations in respect of Series A Equipment Notes have been paid in full, the Note Holders of Series B until the Secured Obligations in respect of Series B Equipment Notes have been paid in full.


                  3. RECEIPT, DISTRIBUTION, AND APPLICATION OF
                                     INCOME

         3.01. BASIC RENT DISTRIBUTION. Except as otherwise provided in
(ss.) 3.03, each installment of Basic Rent, any payment of interest on overdue installments of Basic Rent and any payment received by Loan Trustee pursuant to (ss.) 4.03 shall be promptly distributed in the following order of priority:

                  First, (i) so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and other amounts (as well as any interest on any overdue Original Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series A Equipment Notes shall be distributed to the Note Holders of Series A ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes; and

                  (ii) after giving effect to paragraph (i) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest and other amounts (as well as any interest on any overdue Original Amount


2002 EETC - Mortgage (LL) (11)         22                         Mortgage N__TZ
and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series B Equipment Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes; and

                  Second, the balance, if any, of such installment remaining thereafter shall be distributed to Owner Trustee; provided, that if a Mortgage Event of Default exists, then such balance shall not be distributed as provided in this clause "Second" but shall be held by Loan Trustee as part of the Collateral and invested in accordance with (ss.) 5.09 until whichever of the following shall first occur: (i) all Mortgage Events of Default shall have been cured or waived, in which event such balance shall be distributed as provided in this clause "Second" without reference to this proviso, (ii) (ss.) 3.03 shall be applicable, in which event such balance shall be distributed in accordance with the provisions of (ss.) 3.03, or (iii) the 120th day after the receipt of such payment in which case such payment shall be distributed as provided in this clause "Second" without reference to this proviso.


         3.02. EVENT OF LOSS; REPLACEMENT; VOLUNTARY TERMINATION; REFINANCING. Except as otherwise provided in (ss.) 3.03, any payments received by Loan Trustee (i) with respect to the Aircraft as the result of an Event of Loss,
(ii) pursuant to a voluntary termination of the Lease pursuant to (ss.) 9 or (ss.) 17.3 thereof, or (iii) in connection with a refinancing of the Equipment Notes pursuant to (ss.) 11 of the Participation Agreement shall be applied to redemption of the Equipment Notes and to all other amounts payable to Loan Trustee or any Note Holder hereunder or under the Participation Agreement by applying such funds in the following order of priority:

                  First, (a) to reimburse Loan Trustee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Lessee, under the Operative Agreements and then (b) to pay any other amounts then due to Loan Trustee, the Note Holders and the other Mortgage Indemnitees under this Mortgage, the Participation Agreement or the Equipment Notes;

                  Second, (i) to pay the amounts specified in paragraph (i) of clause "Third" of (ss.) 3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series A Equipment Notes; and


2002 EETC - Mortgage (LL) (11)         23                         Mortgage N__TZ

                  (ii) after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause "Third" of (ss.) 3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series B Equipment Notes; and

     Third, as provided in clause "Fourth" of (ss.) 3.03,

provided, that if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or Engine subject to such Event of Loss as provided in (ss.) 10 of the Lease and in accordance with (ss.) 5.06 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to Loan Trustee shall be held by Loan Trustee as permitted by (ss.) 6.04 hereof (provided, that such moneys shall be invested as provided in (ss.) 5.09 hereof) as additional security for the obligations of Lessee under the Lessee Operative Agreements and, unless otherwise applied pursuant to the Lease, such proceeds (and any related investment earnings) shall be released to Lessee at Lessee's written request upon the release of such Airframe or Engine subject to such Event of Loss and the replacement thereof as provided in the Lease.

         3.03. PAYMENTS AFTER EVENT OF DEFAULT. Except as otherwise provided in (ss.) 3.04, all payments received and amounts held or realized by Loan Trustee (including any amounts realized by Loan Trustee from the exercise of any remedies pursuant to (ss.) 15 of the Lease or (ss.) 4 hereof) after both a Mortgage Event of Default exists and the Equipment Notes shall have become due and payable pursuant to (ss.) 4.04(b) hereof, as well as all payments or amounts then held by Loan Trustee as part of the Collateral, shall be promptly distributed by Loan Trustee in the following order of priority:

                  First, so much of such payments or amounts as shall be required to (i) reimburse Loan Trustee for any compensation, tax (except to the extent resulting from a failure of the Loan Trustee to withhold taxes pursuant to (ss.) 2.04(b) hereof), expense or other loss (including all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Collateral (all such property being herein called the "Mortgaged Property") pursuant to (ss.) 4.05(b)) incurred by Loan Trustee (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by Loan Trustee or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by Loan Trustee or any Note Holder, liquidated or otherwise, upon such Mortgage Event of Default shall be applied by Loan Trustee as between itself and the Note Holders in


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


reimbursement of such expenses and any other expenses for which Loan Trustee or the Note Holders are entitled to reimbursement under any Operative Agreement and
(ii) to pay all amounts payable to the other Mortgage Indemnitees hereunder and under the Participation Agreement and the Lease; and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

                  Second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to (ss.) 5.03 (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said (ss.) 5.03;

                  Third, (i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount, which shall not be payable) and all other Secured Obligations in respect of the Series A Equipment Notes (other than Make-Whole Amount, if any) to the date of distribution, shall be distributed to the Note Holders of Series A, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series A Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series A Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount, if any) to the date of distribution;

                  (ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount, which shall not be payable) and all other Secured Obligations in respect of the Series B Equipment Notes (other than Make-Whole Amount, if any) to the date of distribution, shall be distributed to the Note Holders of Series B, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all


2002 EETC - Mortgage (LL) (11)         25                         Mortgage N__TZ

Series B Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series B Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount, if any) to the date of distribution; and

                  Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to Owner Trustee.

         No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of a Mortgage Event of Default.

         3.04.  CERTAIN PAYMENTS.

         (a) Any payments received by Loan Trustee for which no provision as to the application thereof is made in this Mortgage and for which such provision is made in the Lease, the Participation Agreement or any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of the Lease, the Participation Agreement or such other Operative Agreement, as the case may be.

         (b) Notwithstanding anything to the contrary in this (ss.) 3, Loan Trustee will distribute promptly upon receipt any indemnity payment received by it from Owner Trustee or Lessee in respect of WTC, any Note Holder, or any other Mortgage Indemnitee, in each case whether pursuant to (ss.) 9 of the Participation Agreement or as Supplemental Rent (other than clauses (2), (3),
(4), and (5) of the definition thereof), directly to the Person entitled thereto. Any payment received by Loan Trustee as Supplemental Rent pursuant to clauses (2), (3), (4), or (5) of the definition thereof under the third paragraph of (ss.) 2.02 shall be distributed to the Subordination Agent to be distributed in accordance with the terms of the Intercreditor Agreement.

         (c) Notwithstanding anything to the contrary contained in (ss.) 3, any amounts received by Loan Trustee which constitute Excluded Payments shall be distributed promptly upon receipt by Loan Trustee directly to the Person or Persons entitled thereto.

         (d) Notwithstanding any provision of this Mortgage to the contrary, any amounts held by Loan Trustee pursuant to the terms of the Lease [or any Permitted Sublease assignment] shall be held by Loan Trustee as security for


2002 EETC - Mortgage (LL) (11)         26                         Mortgage N__TZ
the obligations of Lessee under the Lessee Operative Agreements and, if and when required by the Lease, paid or applied in accordance with the applicable provisions of the Lease.


         3.05. OTHER PAYMENTS. Any payments received by Loan Trustee for which no provision as to the application thereof is made in the Lease, the Participation Agreement, elsewhere in this Mortgage or in any other Operative Agreement shall be distributed by Loan Trustee to the extent received or realized at any time (i) prior to the payment in full of all Secured Obligations, in the order of priority specified in (ss.) 3.01 subject to the proviso thereto, and (ii) after payment in full of all Secured Obligations, in the following order of priority:

                  First, to the extent payments or amounts described in clause "First" of (ss.) 3.03 are otherwise obligations of Lessee under the Operative Agreements or for which Lessee is obligated to indemnify against thereunder, in the manner provided in clause "First" of (ss.) 3.03, and

                  Second, in the manner provided in clause "Fourth" of (ss.) 3.03.

         Further, and except as otherwise provided in (ss.ss.) 3.02, 3.03, and 3.04, all payments received and amounts realized by Loan Trustee under the Lease or otherwise with respect to the Aircraft (including all amounts realized upon the sale or re-lease of the Aircraft after the termination of the Lease with respect thereto), to the extent received or realized at any time after payment in full of all Secured Obligations shall be distributed by Loan Trustee in the order of priority specified in clause (ii) of the immediately preceding sentence of this (ss.) 3.05.


         3.06. PAYMENTS TO OWNER TRUSTEE. Any amounts distributed hereunder by Loan Trustee to Owner Trustee shall be paid to Owner Trustee (within the time limits contemplated by (ss.) 2.04(a)) by wire transfer of funds of the type received by Loan Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from Owner Trustee to Loan Trustee from time to time. Owner Trustee hereby notifies Loan Trustee that unless and until Loan Trustee receives notice to the contrary from Owner Trustee, all amounts to be distributed to Owner Trustee pursuant to clause "Second" of (ss.) 3.01 shall be distributed by wire transfer of funds of the type received by Loan Trustee to Owner Participant's account (within the time limits contemplated by (ss.) 2.04(a)) specified in Schedule I to the Participation Agreement.


2002 EETC - Mortgage (LL) (11)         27                         Mortgage N__TZ

         3.07. APPLICATION OF PAYMENTS UNDER GUARANTEE. All payments received by Loan Trustee pursuant to the Guarantee shall be distributed forthwith by Loan Trustee in the same order of priority, and in the same manner, as it would have distributed the payment in respect of which such payment under the Guarantee was received.


                4. COVENANTS OF OWNER TRUSTEE; MORTGAGE EVENTS OF
                                DEFAULT; REMEDIES

         4.01. COVENANTS OF OWNER TRUSTEE. Owner Trustee hereby covenants and agrees (the covenants and agreements in clause (b) below being made only by WFB) as follows:

                  (a) Owner Trustee will duly and punctually pay the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under the Equipment Notes and hereunder in accordance with the terms of the Equipment Notes and this Mortgage and all amounts, if any, payable by it to the Note Holders under the Participation Agreement or (ss.) 9 of the Lease;

                  (b) WFB will not, directly or indirectly, cause or permit to exist a Lessor Lien attributable to it in its individual capacity with respect to the Aircraft or any other portion of the Trust Estate; will promptly, at its own expense, take such action as may be necessary to duly discharge such Lessor Lien attributable to it in its individual capacity; and will make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it in its individual capacity;

                  (c) if Owner Trustee shall have Actual Knowledge of a Mortgage Default or an Event of Loss, Owner Trustee will give prompt written notice of such Mortgage Default or Event of Loss to Loan Trustee, each Note Holder, Lessee and Owner Participant;

                  (d) Owner Trustee will furnish to Loan Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to Owner Trustee under the Lease, including a copy of each report or notice received pursuant to (ss.) 9.1 and (ss.) E of Annex D of the Lease to the extent that the same shall not have been furnished to Loan Trustee pursuant to the Lease;

                  (e) except pursuant to the Operative Agreements or with the consent of Loan Trustee (acting pursuant to instructions given in accordance


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


with (ss.) 9.01), Owner Trustee will not contract for, create, incur, assume or suffer to exist any Debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other person; and

                  (f) Owner Trustee will not enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to Lessee and the carrying out of the transactions contemplated hereby and by the Lease, the Participation Agreement, the Trust Agreement and the other Operative Agreements.

         4.02. MORTGAGE EVENT OF DEFAULT. "Mortgage Event of Default" means any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) any Lease Event of Default (provided, that any such Lease Event of Default caused solely by a failure of Lessee to pay to Owner Trustee or Owner Participant when due any amount that is included in the definition of Excluded Payments shall not constitute a Mortgage Event of Default unless notice is given by Owner Participant to Loan Trustee that such failure shall constitute a Mortgage Event of Default); or

                  (b) the failure of Owner Trustee to pay when due any payment of Original Amount of, interest on, Make-Whole Amount, if any, or other amount due and payable under any Equipment Note or hereunder (other than any such failure arising by virtue of a tax withheld pursuant to (ss.) 2.04(b) or as a result of a Lease Default) and such failure shall have continued unremedied for five Business Days in the case of any payment of Original Amount or interest or Make-Whole Amount, if any, thereon and, in the case of any other amount, for ten Business Days after Owner Trustee and Owner Participant receive written demand from Loan Trustee or any Note Holder; or

                  (c) any Lien required to be discharged by WFB pursuant to ss. 4.01(b) hereof or WFB or Owner Trustee pursuant to (ss.) 7.2.1 of the Participation Agreement, or by Owner Participant pursuant to (ss.) 7.2.1 of the Participation Agreement shall remain undischarged for a period of 30 days after


2002 EETC - Mortgage (LL) (11)         29                         Mortgage N__TZ

Owner Trustee and Owner Participant shall have received written notice from Loan Trustee or any Note Holder of such Lien; or

                  (d) any representation or warranty made by Owner Participant or Owner Trustee herein, in the Participation Agreement or in any certificate furnished by Owner Participant or Owner Trustee to Loan Trustee or any Note Holder in connection with the transactions contemplated by the Operative Agreements or by any Person guaranteeing or supporting the obligations of Owner Participant under the Operative Agreements in any related guarantee or support agreement (an "OP Guarantor") shall prove to have been false or incorrect when made in any material respect and continues to be material and adverse to the interests of Loan Trustee or the Note Holders, and if such misrepresentation is capable of being corrected and if such correction is being sought diligently, such misrepresentation shall not have been corrected within 60 days (or, without affecting (ss.) 4.02(f) hereof, in the case of the representations made in (ss.)
6.2.6 of the Participation Agreement as to the citizenship of WFB or of Owner Participant, respectively, as soon as is reasonably practicable but in any event within 60 days) following notice thereof from Loan Trustee or any Note Holder to Owner Trustee and Owner Participant or an OP Guarantor, as the case may be; or

                  (e) other than as provided in (c) above or (f) below, any failure by Owner Trustee or Owner Participant to observe or perform any other covenant or obligation of Owner Trustee or Owner Participant, as the case may be, for the benefit of Loan Trustee or the Note Holders contained in the Participation Agreement, (ss.) 4.2.1 of the Trust Agreement, the Equipment Notes or this Mortgage or any failure of an OP Guarantor to observe or perform any covenant or obligation of such Person contained in its guarantee or support agreement which is not remedied within a period of 60 days after notice thereof has been given to Owner Trustee, Owner Participant or an OP Guarantor, as the case may be; or

                  (f) if at any time when the Aircraft is registered under the laws of the United States, Owner Participant shall not be a Citizen of the United States, and as the result thereof the registration of the Aircraft under the Federal Aviation Act, and regulations then applicable thereunder, shall cease to be effective; provided, that no Mortgage Event of Default shall be deemed to have occurred under this paragraph (f) unless such circumstances continue unremedied for more than 60 days after Owner Participant has Actual Knowledge of the state of facts that resulted in such ineffectiveness and of such loss of citizenship; or


2002 EETC - Mortgage (LL) (11)         30                         Mortgage N__TZ

                  (g) at any time either (i) the commencement of an involuntary case or other proceeding in respect of Owner Participant, Owner Trustee or the Trust Estate under the federal bankruptcy Laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar Law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Owner Participant, an OP Guarantor, Owner Trustee, the Trust or the Trust Estate or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of 60 consecutive days; or (ii) the commencement by Owner Participant, Owner Trustee, the Trust or the Trust Estate of a voluntary case or proceeding under the federal bankruptcy Laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar Law in the United States, or the consent by Owner Participant, an OP Guarantor, Owner Trustee, the Trustee or the Trust Estate to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Owner Participant, such OP Guarantor, Owner Trustee, the Trust, or the Trust Estate or for all or substantially all of its property, or the making by Owner Participant, an OP Guarantor, Owner Trustee, the Trust or the Trust Estate of any assignment for the benefit of creditors or Owner Participant, an OP Guarantor or Owner Trustee shall take any action to authorize any of the foregoing; provided, that an event referred to in this (ss.) 4.02(g) with respect to Owner Participant or an OP Guarantor shall not constitute a Mortgage Event of Default if within 30 days of the commencement of the case or proceeding a final non-appealable order, judgment or decree shall be entered in such case or proceeding by a court or a trustee, custodian, receiver or liquidator, to the effect that no part of the Trust Estate (except for Owner Participant's beneficial interest therein) and no right, title or interest under the Collateral shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of Owner Participant or such OP Guarantor referred to in this (ss.) 4.02(g).

         4.03. CERTAIN RIGHTS. Loan Trustee shall give the Note Holders, Owner Trustee and Owner Participant prompt written notice of any Mortgage Event of Default of which Loan Trustee has Actual Knowledge and shall give the Note Holders, Owner Trustee and Owner Participant not less than ten Business Days' prior written notice of the date (the "Enforcement Date") on or after which Loan Trustee may commence and consummate the exercise of any remedy or remedies described in (ss.) 4.04, 4.05, or 4.06 hereof, or the exercise of any


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


remedy or remedies pursuant to the provisions of (ss.) 15 of the Lease. If a Mortgage Event of Default exists, Owner Trustee shall have the following rights hereunder, any of which may be exercised directly by Owner Participant.

         If as a result of the occurrence of a Mortgage Event of Default in respect of the nonpayment by Lessee of Basic Rent due under the Lease, Loan Trustee shall have insufficient funds so as to make any payment of the Original Amount and interest on any Equipment Note on the day it becomes due and payable, Owner Trustee or Owner Participant may, but shall not be obligated to, pay Loan Trustee prior to the Enforcement Date, in the manner provided in (ss.) 2.05, for application in accordance with (ss.) 3.01, an amount equal to the portion of the Original Amount and interest (including interest, if any, on any overdue payments of such portion of Original Amount and interest) then due and payable on the Equipment Notes, and, unless Owner Trustee or Owner Participant has cured Mortgage Events of Default in respect of payments of Basic Rent on each of the six immediately preceding Basic Rent payment dates, or Owner Trustee has cured 12 previous Mortgage Events of Default in respect of payments of Basic Rent, such payment by Owner Trustee or Owner Participant shall, solely for purposes of this Mortgage be deemed to cure any Mortgage Event of Default which would otherwise have arisen on account of the nonpayment by Lessee of such, installment of Basic Rent (but not any other existing Mortgage Default).

         If any Mortgage Event of Default (other than in respect of the nonpayment of Basic Rent by Lessee) which can be cured has occurred, Owner Trustee or Owner Participant may, but shall not be obligated to, cure such Mortgage Event of Default prior to the Enforcement Date as is necessary to accomplish the observance or performance of the defaulted covenant, condition or agreement.

         Except as hereinafter in this (ss.) 4.03 provided, Owner Trustee (or Owner Participant, as the case may be) shall not, as a result of exercising the right to cure any such Mortgage Event of Default, obtain any Lien on any of the Mortgaged Property or any Rent payable under the Lease for or on account of costs or expenses incurred in connection with the exercise of such right, nor shall any claim of Owner Trustee (or Owner Participant, as the case may be) against Lessee or any other party for the repayment of such costs or expenses impair the prior right and security interest of Loan Trustee in and to the Mortgaged Property. Upon any payment by Owner Trustee or Owner Participant pursuant to the first or second preceding paragraphs of this (ss.) 4.03, Owner Trustee or Owner Participant, as the case may be, shall be subrogated to the rights of Loan Trustee and the Note Holders in respect of the Basic Rent


2002 EETC - Mortgage (LL) (11)         32                         Mortgage N__TZ
which was overdue at the time of such payment and interest payable by Lessee on account of its being overdue and any Supplemental Rent in respect of the reimbursement of amounts paid by Owner Trustee or Owner Participant pursuant to the immediately preceding paragraph (but in either case shall have no rights as a secured party hereunder), and thereafter, Owner Trustee or Owner Participant, as the case may be, shall be entitled to receive such overdue Basic Rent or Supplemental Rent, as the case may be, and interest thereon (in each case as long as the application thereof shall not give rise to a Mortgage Event of Default hereunder) upon receipt thereof by Loan Trustee (and shall be entitled to bring an action against Lessee to enforce such payment); provided, that (i) if the Original Amount and interest on the Equipment Notes shall have become due and payable pursuant to (ss.) 4.04(b), such subrogation shall, until the Secured Obligations shall have been paid in full, be subordinate to the rights of Loan Trustee, the Note Holders and the Mortgage Indemnitees in respect of such payment of overdue Basic Rent, Supplemental Rent, and such interest and (ii) Owner Trustee or Owner Participant, as the case may be, shall not otherwise attempt or be entitled to seek to recover any such amount paid by it on behalf of Lessee pursuant to this (ss.) 4.03 except by demanding of Lessee payment of such amount, or by commencing an action at law against Lessee and obtaining and enforcing a judgment against Lessee for the payment of such amount or taking appropriate action in a pending action at law against Lessee (provided, that at no time while a Mortgage Event of Default exists shall any such demand be made or shall any such action be commenced (or continued) and any amounts nevertheless received by Owner Trustee in respect thereof shall be held in trust for the benefit of, and promptly paid to, Loan Trustee for distribution as provided in (ss.) 3.03). Neither Owner Trustee nor Owner Participant shall have the right to cure any Lease Default except as specified in this (ss.) 4.03.

         4.04.  REMEDIES.

         (a) Subject to the provisions of (ss.) 2.14, if a Mortgage Event of Default exists, then and in every such case Loan Trustee may, subject to the following paragraph of this (ss.) 4.04(a), exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this (ss.) 4 and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and, if such Mortgage Event of Default is also a Lease Event of Default, any and all of the remedies pursuant to (ss.) 15 of the Lease and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude Owner Participant, Owner Trustee and Lessee and all persons claiming


2002 EETC - Mortgage (LL) (11)         33                         Mortgage N__TZ
under any of them wholly or partly therefrom, provided, that Loan Trustee shall give Owner Trustee and Owner Participant 20 days' prior written notice of its intention to sell the Aircraft. The Owner Participant may bid at the sale and become the purchaser. Without limiting any of the foregoing, it is understood and agreed that Loan Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

         Anything in this Mortgage to the contrary notwithstanding, Loan Trustee shall not be entitled to exercise any remedy hereunder as a result of a Mortgage Event of Default which arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default unless Loan Trustee as security assignee of Owner Trustee shall have declared the Lease in default and exercised or concurrently be exercising one or more of the remedies provided for in (ss.) 15 of the Lease to terminate the Lease or take possession or sell the Aircraft; provided, that such requirement to exercise one or more of such remedies under the Lease shall not apply in circumstances where Loan Trustee is, and has been, for a continuous period in excess of 60 days or such other period as may be specified in (ss.) 1110(a)(1)(A) of the Bankruptcy Code (such 60-day or other period being the "Section 1110 Period"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period"); provided, further, that the requirement to exercise one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the
Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (A) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with (ss.) 1110(a)(1)(A) of the Bankruptcy Code and such trustee or debtor-in-possession continues to perform as required by (ss.) 1110(a)(1)(A-B) of the Bankruptcy Code or (B) is an extension of the
Section 1110 Period with the consent of Loan Trustee pursuant to (ss.) 1110(b) of the Bankruptcy Code [or (C) results from Lessee's assumption during the
Section 1110 Period with the approval of the relevant court of the Lease pursuant to (ss.) 365 of the Bankruptcy Code] or (D) is the consequence of Loan Trustee's own failure to give any requisite notice to any Person. If the applicability of Section 1110 to the Aircraft is being contested by Lessee in judicial proceedings, the Owner Trustee shall have the right (without affecting in any way any rights or remedy of Loan Trustee hereunder) to participate in such proceedings.


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


         It is expressly understood and agreed that, subject only to the immediately preceding paragraph, the inability, described in such paragraph, of Loan Trustee to exercise any right or remedy under the Lease shall in no event and under no circumstances prevent Loan Trustee from exercising any or all of its rights, powers and remedies under this Mortgage, including this (ss.) 4.

         (b) If a Mortgage Event of Default exists, then and in every such case Loan Trustee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), subject to ((ss.)) 4.03, at any time, by delivery of written notice or notices to Owner Trustee and Owner Participant, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided, that if a Mortgage Event of Default referred to in clause (g) of (ss.) 4.02 hereof shall have occurred or a Lease Event of Default under (ss.) 14.5 of the Lease shall have occurred, then and in every such case the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

         This (ss.) 4.04(b), however, is subject to the condition that, if at any time after the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable under the Equipment Notes (except the Original Amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid, and every Mortgage Default shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with Loan Trustee, rescind and annul Loan Trustee's declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Mortgage Default or impair any right consequent thereon. Any acceleration pursuant to this (ss.) 4.04(b) shall be automatically rescinded and any related declaration of an Event of Default annulled in the event that the Owner Trustee shall have cured, in accordance with (ss.) 4.03 hereof, the Mortgage Event of Default that resulted in such acceleration or declaration.

         (c) Any Note Holder shall be entitled, at any sale pursuant to (ss.) 15 of the Lease or this (ss.) 4.04, to credit against any purchase price bid at such sale


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


by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Mortgage (but only to the extent that such purchase price would have been paid to such Note Holder pursuant to (ss.) 3 if such purchase price were paid in cash and the foregoing provisions of this (ss.) 4.04(c) were not given effect).

         (d) In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Mortgage, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon (without the Make-Whole Amount), and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

         (e) Notwithstanding anything contained herein, so long as the Pass-Through Trustee under any Pass-Through Trust Agreement or the Subordination Agent on its behalf is a Note Holder, Loan Trustee will not be authorized or empowered to acquire title to any Mortgaged Property or take any action with respect to any Mortgaged Property so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

         4.05.  RETURN OF AIRCRAFT, ETC.

         (a) If a Mortgage Event of Default exists, subject to (ss.) 4.03 and ss. 4.04, at the request of Loan Trustee, Owner Trustee shall promptly execute and deliver to Loan Trustee such instruments of title and other documents as Loan Trustee may deem necessary or advisable to enable Loan Trustee or an agent or representative designated by Loan Trustee, at such time or times and place or places as Loan Trustee may specify, to obtain possession of all or any part of the Mortgaged Property included in the Collateral to which Loan Trustee shall at the time be entitled hereunder. If Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by Loan Trustee, Loan Trustee may (i) obtain a judgment conferring on Loan Trustee the right to immediate possession and requiring Owner Trustee to execute and deliver such instruments and documents to Loan Trustee, to the entry of which judgment Owner Trustee hereby specifically consents to the fullest extent permitted by applicable law, and (ii) pursue all or part of such Mortgaged Property wherever it may be found and, if a Lease Event of Default exists, may enter any of the premises of Lessee wherever such Mortgaged Property may be or be supposed to be and search for such Mortgaged Property and take possession of and remove such Mortgaged Property. All expenses of


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


obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Mortgage.

         (b) Upon every such taking of possession, Loan Trustee may, from time to time, at the expense of the Mortgaged Property, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Mortgaged Property, as it may deem proper. In each such case, Loan Trustee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Mortgaged Property and to carry on the business and to exercise all rights and powers of Owner Trustee relating to the Mortgaged Property, as Loan Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Mortgaged Property or any part thereof as Loan Trustee may determine, and Loan Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Mortgaged Property and every part thereof, except Excluded Payments, without prejudice, however, to the right of Loan Trustee under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, Loan Trustee hereunder. Such tolls, rents (including
Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Mortgaged Property and of conducting the business thereof, and to make all payments which Loan Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Mortgaged Property or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of Owner Trustee), and all other payments which Loan Trustee may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of Loan Trustee, and of all persons properly engaged and employed by Loan Trustee with respect hereto.

         4.06. REMEDIES CUMULATIVE. Each and every right, power and remedy given to Loan Trustee specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as


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


often and in such order as may be deemed expedient by Loan Trustee, and the exercise, or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Loan Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Owner Trustee or Lessee or to be an acquiescence therein.

         4.07. DISCONTINUANCE OF PROCEEDINGS. In case Loan Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Loan Trustee, then and in every such case Owner Trustee, Loan Trustee and Lessee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and powers of Owner Trustee, Loan Trustee or Lessee shall continue as if no such proceedings had been instituted.

         4.08. WAIVER OF PAST DEFAULTS. Upon written instruction from a Majority in Interest of Note Holders, Loan Trustee shall waive any past Mortgage Default hereunder and its consequences and upon any such waiver such Mortgage Default shall cease to exist and any Mortgage Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other Mortgage Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, Loan Trustee shall not waive any Mortgage Default (i) in the payment of the Original Amount, Make-Whole Amount, if any, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under (ss.) 9, cannot be modified or amended without the consent of each Note Holder.

         4.09. APPOINTMENT OF RECEIVER. Loan Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be Loan Trustee or any successor or nominee thereof) for all or any part of the Mortgaged Property, whether such receivership be incidental to a proposed sale of the Mortgaged Property or the taking of possession thereof or otherwise, and Owner Trustee hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Mortgaged


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


Property shall be entitled to exercise all the rights and powers of Loan Trustee with respect to the Mortgaged Property.

         4.10. LOAN TRUSTEE AUTHORIZED TO EXECUTE BILLS OF SALE, ETC. Subject to the provisions of this Mortgage, the Owner Trustee irrevocably appoints Loan Trustee the true and lawful attorney-in-fact of Owner Trustee which appointment is coupled with an interest in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by Loan Trustee or any purchaser, Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to Loan Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

         4.11. RIGHTS OF NOTE HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Mortgage, the right of any Note Holder to receive payment of principal of, any Make-Whole Amount on, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.


                            5. DUTIES OF LOAN TRUSTEE

         5.01. NOTICE OF EVENT OF DEFAULT. If Loan Trustee shall have Actual Knowledge of a Mortgage Default arising from a failure to pay Rent, Loan Trustee shall give prompt written notice thereof to Owner Trustee, Owner Participant, Lessee, and each Note Holder. Subject to the terms of (ss.ss.) 2.14, 4.03, 4.04, 4.08, 5.02, and 5.03, Loan Trustee shall take such action, or refrain from taking such action, with respect to such Mortgage Default (including with respect to the exercise of any rights or remedies hereunder) as Loan Trustee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of (ss.) 5.03, if Loan Trustee shall not have received instructions as above provided within 20 days after mailing notice of such Mortgage Default to the Note Holders, Loan Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this


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


(ss.) 5.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Mortgage Default as it shall determine advisable in the best interests of the Note Holders. If Loan Trustee shall at any time declare the Lease to be in default pursuant to (ss.) 14 thereof or shall elect to foreclose or otherwise enforce this Mortgage, Loan Trustee shall forthwith notify Owner Participant, the Note Holders, Owner Trustee and Lessee. For all purposes of this Mortgage, in the absence of Actual Knowledge on the part of Loan Trustee, Owner Trustee or Owner Participant, Loan Trustee, Owner Trustee or Owner Participant, as the case may be, shall not be deemed to have knowledge of a Mortgage Default (except, in the case of Loan Trustee, the failure of Lessee to pay any installment of Basic Rent within one Business Day after the same shall become due, if any portion of such installment was then required to be paid to Loan Trustee, which failure shall constitute knowledge of a Mortgage Default) unless notified in writing by Lessee, Owner Trustee, Owner Participant or one or more Note Holders.

         5.02.  ACTION UPON INSTRUCTIONS; CERTAIN RIGHTS AND LIMITATIONS.

         (a) Subject to the terms of (ss.ss.) 2.14, 4.03, 4.04(a) and (b), 4.08,
5.01, and 5.03, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, Loan Trustee shall, subject to the terms of this (ss.) 5.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions; (ii) give such notice or direction or exercise such right, remedy or power under the Lease, the Participation Agreement, the Purchase Agreement, the Purchase Agreement Assignment, the Engine Warranty Assignment or any other part of the Collateral as shall be specified in such instructions; and (iii) approve as satisfactory to Loan Trustee all matters required by the terms of the Lease to be satisfactory to Owner Trustee, it being understood that without the written instructions of a Majority in Interest of Note Holders, Loan Trustee shall not approve any such matter as satisfactory to Loan Trustee; provided, that anything contained in this Mortgage, the Lease or the other Operative Agreements to the contrary notwithstanding, but subject to the next paragraph hereof:

                  (1) Owner Trustee or Owner Participant may, without the consent of Loan Trustee, demand, collect, sue for or otherwise obtain all amounts included in Excluded Payments from Lessee or the Guarantor, exercise any election or option or make any decision or determination or give or receive any notice, consent, waiver or approval in respect of any Excluded


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


Payment and seek legal or equitable remedies to require Lessee or the Guarantor to maintain the insurance coverage referred to in (ss.) 11 of the Lease; provided, that the rights referred to in this clause (1) shall not be deemed to include the exercise of any remedies provided for in (ss.) 15 of the Lease other than the right to proceed by appropriate court action, either at law or in equity, to enforce payment by Lessee or the Guarantor of such amounts included in Excluded Payments or performance by Lessee or the Guarantor of such insurance covenant, or to recover damages for the breach thereof or for specific performance of any covenant of Lessee or the Guarantor;

                  (2) unless a Mortgage Event of Default and a Mortgagee Event exists and except as provided in clause (4) below, Loan Trustee shall not, without the consent of Owner Trustee, which consent shall not be withheld or delayed if no right or interest of Owner Trustee or Owner Participant shall be diminished or impaired thereby, (i) enter into, execute or deliver amendments or modifications in respect of any of the provisions of the Lease[, any assigned Permitted Sublease or any Permitted Sublease assignment], or enter into, execute or deliver waivers or consents in respect of any of the provisions of the Lease, or (ii) approve any accountants, engineers, appraisers or counsel as satisfactory to render services for or issue opinions to Owner Trustee pursuant to the Operative Agreements; provided, that, whether or not a Mortgage Event of Default exists, no amendment, modification, waiver or consent in respect of the Lease shall affect the amount or timing of, or the right to enforce payment of, any Excluded Payment;

                  (3) whether or not a Mortgage Default exists, Owner Trustee and Owner Participant shall have the right, in addition to that of Loan Trustee,
(i) to receive from Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which any thereof is permitted or required to give or furnish to Owner Trustee or Lessor pursuant to any Operative Agreement (including pursuant to (ss.) 9.3 of the Participation Agreement), (ii) to exercise inspection rights pursuant to ss. 12 of the Lease,
(iii) to retain all rights with respect to insurance maintained for its own account which (ss.) 11.2(b) of the Lease specifically confers on Lessor or Owner Participant, (iv) to exercise, to the extent necessary to enable it to exercise its rights under (ss.) 4.03 hereof, the rights of Lessor under (ss.) 15.3 of the Lease, and (v) to give notices of default under (ss.) 15 of the Lease;

                  (4) whether or not a Mortgage Default exists, Owner Trustee shall have the right to the exclusion of Loan Trustee to adjust Rent and Stipulated Loss Values and other amounts as provided in (ss.) 3.2.1 of the Lease and to select counsel with respect to any opinion relating to tax matters to be delivered solely to Owner Participant;


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


                  (5) whether or not a Mortgage Default exists, Owner Trustee may, without the consent of Loan Trustee, solicit and make bids with respect to the Aircraft under (ss.) 9 of the Lease in respect of a termination of the Lease by Lessee pursuant to (ss.) 9 thereof; and

                  (6) so long as no Mortgage Event of Default exists, except as provided in clauses (2) and (3) above, all rights of the "Lessor" under the Lease shall be exercised by Owner Trustee to the exclusion of Loan Trustee including the right to (i) exercise all rights with respect to Lessee's use and operation, modification, or maintenance of the Aircraft and any Engine which the Lease specifically confers on Lessor (including the right to seek legal or equitable remedies to require Lessee or the Guarantor to perform the covenants and agreements contained in (ss.ss.) 6, 7, 8, 10, and 12 of the Lease), and
(ii) consent to and approve any assignment pursuant to (ss.) 13 of the Lease; provided, that the foregoing shall not (x) limit (A) any rights separately granted to Loan Trustee under the Operative Agreements or (B) the right of Loan Trustee to receive any funds to be delivered to the "Lessor" under the Lease (except with respect to Excluded Payments) and under the Purchase Agreement or
(y) confer upon Owner Trustee the right to adversely affect the validity or enforceability of the Lien of this Mortgage.

         Notwithstanding anything to the contrary contained herein, Loan Trustee shall have the right, to the exclusion of Owner Trustee and Owner Participant,
(A) to declare the Lease to be in default under (ss.) 15 thereof, and (B) subject only to the provisions of (ss.ss.) 4.03, 4.04(a) and (b), and 2.14 hereof, to exercise the remedies set forth in such (ss.) 15 (other than in connection with Excluded Payments) at any time that a Lease Event of Default exists.

         Lessee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as specified by Lessee pursuant to (ss.) 7.1.3 of the Participation Agreement or as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement so to be filed). Loan Trustee will furnish to each Note Holder (and, during the continuation of a Mortgagee Event, to Owner Trustee and Owner Participant), promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to Loan Trustee under the Lease or hereunder, including a copy of any Termination Notice (as defined in the Lease) and a copy of each report or notice received pursuant to (ss.) 9.1 and ss. E of Annex D of the Lease, respectively, to the extent that the same shall not have been furnished to such Note Holder pursuant hereto or to the Lease.


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


         (b) If any Lease Event of Default exists and Owner Trustee shall not have cured fully such Lease Event of Default under and in accordance with (ss.) 4.03, on request of a Majority in Interest of Note Holders, Loan Trustee shall declare the Lease to be in default pursuant to (ss.) 15 thereof and exercise those remedies specified by such Note Holders. Loan Trustee agrees to provide to the Note Holders, Owner Trustee, Owner Participant and Lessee concurrently with such declaration by Loan Trustee, notice of such declaration by Loan Trustee.


         5.03. INDEMNIFICATION. Loan Trustee shall not be under any obligation to take any action under this Mortgage and nothing herein or therein shall require Loan Trustee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB (or a Note Holder who has all of its obligations guaranteed by a QIB), signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to Loan Trustee shall be accepted as reasonable assurance of adequate indemnity). Loan Trustee shall not be required to take any action under (ss.) 4, (ss.) 5.01 (other than the first sentence thereof), or (ss.) 5.02, nor shall any other provision of this Mortgage or any other Operative Agreement be deemed to impose a duty on Loan Trustee to take any action, if Loan Trustee shall have been advised by counsel that such action is contrary to the terms hereof or of the Lease or is otherwise contrary to Law.

         5.04. NO DUTIES EXCEPT AS SPECIFIED IN MORTGAGE OR INSTRUCTIONS. Loan Trustee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Mortgage or any part of the Collateral, except as expressly provided by the terms of this Mortgage or as expressly provided, in written instructions from Note Holders as provided in this Mortgage; and no implied duties or obligations shall be read into this Mortgage against Loan Trustee. WTC agrees that it will at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under (ss.) 7.01), promptly take such action as may be necessary duly to discharge all Liens on any part of the Collateral which result from claims against it in its individual capacity not related to the ownership of the Aircraft or the administration of the Collateral or any other transaction pursuant to this Mortgage or any document included in the Collateral.


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


         5.05. NO ACTION EXCEPT UNDER LEASE, MORTGAGE, OR INSTRUCTIONS. Owner Trustee and Loan Trustee agree that they will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except (i) as required or permitted by the terms of the Lease or the Participation Agreement or (ii) in accordance with the powers granted to, or the authority conferred upon, Owner Trustee and Loan Trustee pursuant to this Mortgage and in accordance with the express terms hereof.

         5.06. REPLACEMENT AIRFRAMES AND REPLACEMENT ENGINES. At any time an Airframe or Engine is to be replaced under or pursuant to (ss.) 10 of the Lease by a Replacement Airframe or Replacement Engine, if no Lease Event of Default exists, Owner Trustee shall direct Loan Trustee to execute and deliver to Owner Trustee an appropriate instrument releasing such Airframe or Engine as appropriate from the Lien of this Mortgage and Loan Trustee shall execute and deliver such instrument as aforesaid, but only upon compliance by Lessee with the applicable provisions of (ss.) 10 of the Lease and upon receipt by or deposit with Loan Trustee of the following:

                  (1) A written request from Owner Trustee, requesting such release specifically describing the Airframe or Engine(s) so to be released.

                  (2) A certificate signed by a duly authorized officer of Lessee stating the following:

                  A.       With respect to the Replacement of any Airframe:

                           (i) a description of the Airframe which shall be identified by manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

                           (ii) a description of the Replacement Airframe to be received (including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number) as consideration for the Airframe to be released;

                           (iii) that on the date of the Mortgage supplement relating to the Replacement Airframe Owner Trustee will be the legal owner of such Replacement Airframe free and clear of all Liens except as are permitted by ss. 6 of the Lease, that such Replacement Airframe will on such date be in good working order and condition, and that such Replacement Airframe has been or, substantially concurrently with such withdrawal, will be duly registered in the name of Owner Trustee under


2002 EETC - Mortgage (LL) (11)         44                         Mortgage N__TZ
         the Federal Aviation Act or under the law then applicable to the registration of the Airframe and that an airworthiness certificate has been duly issued under the Federal Aviation Act (or such other applicable law) with respect to such Replacement Airframe, and that such registration and certificate is in full force and effect, and that Lessee will have the full right and authority to use such Replacement Airframe;

                           (iv) the existence of the insurance required by (ss.) 11 of the Lease with respect to such Replacement Airframe and the payment of all premiums then due thereon;

                           (v) that the Replacement Airframe is of the same or an improved model as the Airframe requested to be released from this Mortgage and otherwise complies with the requirements of the Lease and all other Operative Agreements;

                           (vi) the fair market value and utility (without regard to hours and cycles until overhaul) of the Replacement Airframe as of the date of such certificate (which shall be not less than the then fair market value and utility (without regard to hours and cycles until overhaul) of the Airframe requested to be released (assuming such Airframe was in the condition and repair required to be maintained under the Lease));

                           (vii)  the fair market value of the Airframe
         immediately prior to the date the Airframe suffered an Event of Loss (assuming such Airframe was in the condition and repair required to be maintained under the Lease),

                           (viii) that no Lease Default exists which has not been waived, that each of the conditions specified in (ss.) 10.3.1 of the Lease with respect to the Replacement Airframe shall have been satisfied and that Lessee will not be in default, by the making and granting of the request for release and the addition of a Replacement Airframe, in the performance of any of the terms and covenants of the Lease; and

                           (ix) that the release of the Airframe so to be released will not be in contravention of any of the provisions of this Mortgage; or

                  B.       with respect to the replacement of any Engine:

                           (i) a description of the Engine which shall be identified by manufacturer's serial number;


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


                           (ii) a description of the Replacement Engine (including the manufacturer's name and serial number) as consideration for the Engine to be released;

                           (iii) that on the date of the Mortgage supplement relating to the Replacement Engine Owner Trustee will be the legal owner of such Replacement Engine free and clear of all Liens except as are permitted by (ss.) 6 of the Lease, that such Replacement Engine will on such date be in good working order and condition and that such Replacement Engine is substantially the same as the Engine to be released (or an improved model),

                           (iv) the fair market value, utility (without regard to hours and cycles until overhaul) and modification and remaining manufacturers warranty status of the Replacement Engine as of the date of such certificate (which value shall not be less than the then fair market value of the Engine to be released (assuming such Engine was in the condition and repair required to be maintained under the Lease));

                           (v) the fair market value of the Engine to be released (immediately prior to any Event of Loss suffered by such Engine and assuming that such Engine was in the condition and repair required to be maintained under the Lease);

                           (vi) that each of the conditions specified in (ss.)
         10.3.1 of the Lease with respect to such Replacement Engine have been satisfied and that Lessee will not be in default, by the making and granting of the request for release and the addition of the Replacement Engine, in the performance of any of the terms and covenants of the Lease; and

                           (vii) that the release of the Engine so to be released will not be in contravention of any of the provisions of this Mortgage.

                  (3) (a) The appropriate instruments (i) transferring to Owner Trustee title to the Replacement Airframe or Replacement Engine to be received as consideration for the Airframe or Engine to be released and (ii) assigning to Owner Trustee the benefit of all manufacturer's and vendor's warranties generally available with respect to such Replacement Airframe or Replacement Engine, and a Mortgage supplement subjecting such Replacement Airframe or Replacement Engine and any related warranty rights to the Lien of this Mortgage.


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


                  (b) With respect to the replacement of any Engine, such Uniform Commercial Code financing statements covering the Lien created by this Mortgage as deemed necessary or desirable by counsel for Loan Trustee to protect the Lien under the Mortgage in the Replacement Engine.

                  (4) A certificate from either an aircraft engineer (who may be an employee of Lessee) or a firm of independent aircraft appraisers selected by Lessee confirming the accuracy of the information set forth in clause (2)A(vi) of this (ss.) 5.06.

                  (5) The opinion of counsel satisfactory to Loan Trustee, stating that:

                           (i) the certificates, opinions, and other instruments or property which have been or are therewith delivered to and deposited with Loan Trustee conform to the requirements of this Mortgage and the Lease and, upon the basis of such application, the property so sold or disposed of may be lawfully released from the Lien of this Mortgage and all conditions precedent herein provided for relating to such release have been complied with; and

                           (ii) the Replacement Airframe or Replacement Engine has been validly subjected to the Lien of this Mortgage and covered by the Lease, the instruments subjecting such Replacement Airframe or Replacement Engine to the Lease and to the Lien of this Mortgage, as the case may be, have been duly filed for recordation pursuant to the Federal Aviation Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the right, title, estate and interest of Owner Trustee to and the Lien of this Mortgage on such Replacement Aircraft or Replacement Engine.

         5.07. MORTGAGE SUPPLEMENTS FOR REPLACEMENTS. If a Replacement Airframe or Replacement Engine is being substituted as contemplated by (ss.) 10 of the Lease, Owner Trustee and Loan Trustee agree for the benefit of the Note Holders and Lessee, subject to fulfillment of the conditions precedent and compliance by Lessee with its obligations set forth in ss. 10 of the Lease and the requirements of (ss.) 5.06 hereof with respect to such Replacement Airframe or Replacement Engine, to execute and deliver a Lease supplement and a Mortgage supplement, as applicable, as contemplated by (ss.) 10 of the Lease.

         5.08. EFFECT OF REPLACEMENT. In the event of the substitution of an Airframe or of a Replacement Engine pursuant to (ss.) 10 of the Lease, (a) all


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


provisions of this Mortgage relating to the Airframe or Engine or Engines being replaced shall be applicable to such Replacement Airframe or Replacement Engine or Engines with the same force and effect as if such Replacement Airframe or Replacement Engine or Engines were the same airframe or engine or engines, as the case may be, as the Airframe or Engine or Engines being replaced but for the Event of Loss with respect to the Airframe or Engine or Engines being replaced, and (b) the provisions of this Mortgage shall no longer be applicable to the Airframe or Engine or Engines being replaced, which shall be released from the Lien of this Mortgage.

         5.09. INVESTMENT OF AMOUNTS HELD BY LOAN TRUSTEE. Any amounts held by Loan Trustee as assignee of Owner Trustee's rights to hold money for security pursuant to (ss.) 4.4.1 of the Lease shall be held in accordance with the terms of such (ss.) 4.4.1 and Loan Trustee agrees, for the benefit of Lessee, to perform the duties of Owner Trustee under such (ss.) 4.4.1. Any amounts held by Loan Trustee pursuant to the proviso to the first sentence of (ss.) 3.01, pursuant to (ss.) 3.02, or pursuant to any provision of any other Operative Agreement providing for amounts to be held by Loan Trustee which are not distributed pursuant to the other provisions of (ss.) 3 shall be invested by Loan Trustee from time to time in Cash Equivalents as directed by Lessee (or, if a Lease Event of Default exists, by Owner Trustee) so long as Loan Trustee may acquire the same using its best efforts. All Cash Equivalents shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, Loan Trustee or (b) credited to an Eligible Account. Unless otherwise expressly provided in this Mortgage, any income realized as a result of any such investment, net of Loan Trustee's reasonable fees and expenses in making such investment, shall be held and applied by Loan Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. Loan Trustee shall not be liable for any loss resulting from any investment required to be made by it under this Mortgage other than by reason of its willful misconduct or gross negligence or negligence in the handling of funds, and any such investment may be sold (without regard to its maturity) by Loan Trustee without instructions whenever such sale is necessary to make a distribution required by this Mortgage.


                        6. OWNER TRUSTEE AND LOAN TRUSTEE

         6.01. ACCEPTANCE OF TRUSTS AND DUTIES. Loan Trustee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Mortgage and agrees to receive and disburse all


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


money constituting part of the Collateral in accordance with the terms hereof. WFB and WTC shall not be answerable or accountable under any circumstances, except (i) for their own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) in the case of Loan Trustee, as provided in the fourth sentence of (ss.) 2.04(a) and the last sentence of (ss.) 5.04, and
(iii) for liabilities that may result, in the case of Owner Trustee, from the inaccuracy of any representation or warranty of WFB expressly made in its individual capacity in the Participation Agreement or in (ss.) 4.01(b) or (ss.) 6.03 (or in any certificate furnished to Loan Trustee or any Note Holder in connection with the transactions contemplated by the Operative Agreements) or, in the case of WTC, from the inaccuracy of any representation or warranty of WTC in the Participation Agreement or expressly made hereunder. Neither
Owner Trustee nor Loan Trustee shall be liable for any action or inaction of the other or of Owner Participant.

         6.02. ABSENCE OF DUTIES. In the case of Loan Trustee, except in accordance with written instructions furnished pursuant to (ss.) 5.01 or (ss.) 5.02, and except as provided in, and without limiting the generality of, (ss.) 5.03 and (ss.) 5.04, and, in the case of Owner Trustee, except as provided in (ss.) 4.01(b) hereof or (ss.) 13 of the Participation Agreement, Owner Trustee and Loan Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease or of this Mortgage or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, (iii) to see to the payment or discharge of any Lien of any kind against any part of the Trust Estate or the Collateral,
(iv) to confirm, verify or inquire into the failure to receive any financial statements from Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Lessee's covenants under the Lease [or any of the Permitted Sublessee's covenants under any assigned Permitted Sublease] with respect to the Aircraft. Owner Participant shall not have any duty or responsibility hereunder, including any of the duties mentioned in clauses (i) through (v) above; provided, that nothing contained in this sentence shall limit any obligations of Owner Participant under the Participation Agreement or relieve Owner Participant from any restriction under (ss.) 4.03.

         6.03. NO REPRESENTATIONS OR WARRANTIES AS TO AIRCRAFT OR DOCUMENTS. NEITHER LOAN TRUSTEE NOR WTC NOR OWNER TRUSTEE NOR WFB NOR OWNER PARTICIPANT MAKES OR SHALL BE DEEMED TO HAVE MADE AND EACH HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS


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


TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY. OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, except that WFB warrants that on the Delivery Date (i) Owner Trustee shall have received whatever interest was conveyed to it by Lessee, and (ii) the Aircraft shall be free and clear of Lessor Liens attributable to WFB. Neither WFB nor Owner Trustee nor Loan Trustee nor WTC makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Mortgage, the Trust Agreement, the Participation Agreement, the Equipment Notes, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Warranty Assignment, the Engine Consent and Agreement, or the Guarantee, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of WFB and of Loan Trustee, in each case expressly made in this Mortgage or in the Participation Agreement. The Note Holders and Owner Participant make no representation or warranty hereunder whatsoever.

         6.04. NO SEGREGATION OF MONEY; NO INTEREST. Any money paid to or retained by Loan Trustee pursuant to any provision hereof and not then required to be distributed to the Note Holders, Lessee or Owner Trustee as provided in (ss.) 3 need not be segregated in any manner except to the extent required by law or (ss.) 10.9 and (ss.) 11.5 of the Lease and (ss.) 5.09 hereof, and may be deposited under such general conditions as may be prescribed by law, and Loan Trustee shall not be liable for any interest thereon (except that Loan Trustee shall invest all money held as directed by Lessee so long as no Lease Default exists (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents either registered in the name of Loan Trustee or credited to an Eligible Account of the type described in clause (1) of the definition thereof; provided, that any payments received, or applied hereunder, by Loan Trustee shall be accounted for by Loan Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

         6.05. RELIANCE; AGREEMENTS; ADVICE OF COUNSEL. Neither Owner Trustee nor Loan Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. Owner Trustee


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


and Loan Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, Owner Trustee may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of Loan Trustee. As to any fact or matter relating to Lessee the manner of ascertainment of which is not specifically described herein, Owner Trustee and Loan Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of Lessee, as to such fact or matter, and such certificate shall constitute full protection to Owner Trustee and Loan Trustee for any action taken or omitted to be taken by them in good faith in reliance thereon. Loan Trustee shall assume, and shall be fully protected in assuming that Owner Trustee is authorized by the Trust Agreement to enter into this Mortgage and to take all action to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of Owner Trustee with respect thereto. In the administration of the trusts hereunder, Owner Trustee and Loan Trustee each may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may at the expense of the Collateral, consult with counsel, accountants and other skilled persons to be selected and retained by it, and Owner Trustee and Loan Trustee shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

         6.06. CAPACITY IN WHICH ACTING. Owner Trustee acts hereunder solely as trustee as herein and in the Trust Agreement provided, and not in its individual capacity, except as otherwise expressly provided herein, in the Trust Agreement and in the Participation Agreement.

         6.07. COMPENSATION. Loan Trustee shall be entitled to certain indemnities and compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder (which indemnities and compensation shall be set forth on a separate fee agreement between Loan Trustee and Lessee). Loan Trustee agrees that it shall have no right against the Note Holders, Owner Trustee or Owner Participant for any fee as compensation for its services as trustee under this Mortgage.


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


         6.08. INSTRUCTIONS FROM NOTE HOLDERS. In the administration of the trusts created hereunder, Loan Trustee shall have the right to seek instructions from a Majority in Interest of Note Holders should any provision of this Mortgage appear to conflict with any other provision herein or should Loan Trustee's duties or obligations hereunder be unclear, and Loan Trustee shall incur no liability in refraining from acting until it receives such instructions. Loan Trustee shall be fully protected for acting in accordance with any instructions received under this (ss.) 6.08.


               7. INDEMNIFICATION OF LOAN TRUSTEE BY OWNER TRUSTEE

         7.01. SCOPE OF INDEMNIFICATION. Owner Trustee hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, except as otherwise provided in (ss.) 2.03 or (ss.) 2.04(b), to assume liability for, and does hereby indemnify, protect, save and keep harmless Loan Trustee and WTC, and their successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by WTC on or measured by any compensation received by WTC for its services under this Mortgage), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever, which may be imposed on, incurred by or asserted against Loan Trustee or WTC (whether or not also indemnified against by any other Person under any other document) in any way relating to or arising out of this Mortgage or any other Operative Agreement to which it is a party or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including latent or other defects, whether or not discoverable, and any claim for patent, trademark, or copyright infringement), or in any way relating to or arising out of the administration of the Collateral or the action or inaction of Loan Trustee or WTC hereunder, to the extent not reimbursed by Lessee. Notwithstanding the foregoing, neither Loan Trustee nor WTC shall be entitled to any indemnification for any Expenses to the extent relating to or arising from its willful misconduct or gross negligence (or negligence in the case of handling funds) in the performance of its duties hereunder or resulting from the inaccuracy of any representation or warranty of WTC referred to in (ss.) 6.03, or as provided in (ss.) 6.01 or in the last sentence of (ss.) 5.04, or as otherwise excluded by the terms of (ss.) 9.1 and (ss.) 9.3 of the Participation Agreement from Lessee's indemnities under such sections. In addition, if necessary, Loan Trustee and WTC shall be entitled to indemnification from the Collateral for


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


any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this (ss.) 7.01 to the extent not reimbursed by Lessee or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same Loan Trustee and WTC shall have a prior Lien on the Collateral. Without limiting the foregoing, Loan Trustee agrees that, prior to seeking indemnification from the Collateral, it will demand, and diligently pursue in good faith (but with no duty to exhaust all legal remedies therefor), indemnification available to Loan Trustee from Lessee under the Lease or the Participation Agreement.


                       8. SUCCESSOR AND SEPARATE TRUSTEES

         8.01. NOTICE OF SUCCESSOR OWNER TRUSTEE. In the case of any appointment of a successor to the institution acting as Owner Trustee pursuant to the Trust Agreement (including upon any merger, conversion, consolidation, or sale of substantially all of the corporate trust business of the institution acting as Owner Trustee pursuant to the Trust Agreement), the successor institution shall give prompt written notice thereof to Loan Trustee, Lessee, and the Note Holders.

         8.02.  RESIGNATION OF LOAN TRUSTEE; APPOINTMENT OF SUCCESSOR.

         (a) The institution acting as Loan Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to Lessee, Owner Trustee, Owner Participant and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Loan Trustee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Lessee, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if a Lease Event of Default exists) remove the institution acting as Loan Trustee without cause by an instrument in writing delivered to Owner Trustee, Lessee, Owner Participant and Loan Trustee, and Loan Trustee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor institution. In the case of the resignation or removal of the institution acting as Loan Trustee, a Majority in Interest of Note Holders may appoint a successor by an instrument signed by such holders, which successor, so long as no Lease Event of Default exists, shall be subject to Lessee's reasonable approval. If a successor shall not have been appointed within 30 days after such notice of resignation or removal, Loan Trustee, Owner Trustee, Owner Participant or any Note Holder may apply to any court of competent jurisdiction to appoint a successor to act until such


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


time, if any, as a successor shall have been appointed as above provided. The successor Loan Trustee so appointed by such court shall immediately and without further act be superseded by any successor appointed as above provided.

         (b) Any successor institution acting as Loan Trustee, however appointed, shall execute and deliver to Owner Trustee, the predecessor the institution acting as Loan Trustee and Lessee an instrument accepting such appointment and assuming the obligations of Loan Trustee under the Participation Agreement arising from and after the time of such appointment, and thereupon, without further act, such successor shall become vested with all the estates, properties, rights, powers, and duties of the predecessor hereunder in the trust hereunder applicable to it with like effect as if originally named Loan Trustee herein; but nevertheless upon the written request of such successor, such predecessor shall execute and deliver an instrument transferring to such successor, upon the trusts herein expressed applicable to it, all the estates, properties, rights, and powers of such predecessor as Loan Trustee, and such predecessor shall duly assign, transfer, deliver, and pay over to such successor all money or other property then held by such predecessor as Loan Trustee hereunder.

         (c) Any successor institution acting as Loan Trustee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Wilmington, Delaware; Salt Lake City, Utah; Chicago, Illinois or Hartford, Connecticut and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of Loan Trustee hereunder upon reasonable or customary terms.

         (d) Any corporation into which the institution acting as Loan Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the institution acting as Loan Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the institution acting as Loan Trustee may be transferred, shall, subject to the terms of paragraph (c) of this (ss.) 8.02, be a successor Loan Trustee and Loan Trustee under this Mortgage without further act.


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


         8.03.  APPOINTMENT OF ADDITIONAL AND SEPARATE TRUSTEES.

         (a) Whenever (i) Loan Trustee shall deem it necessary or desirable in order to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Mortgage, any other Mortgage Agreement, the Equipment Notes or any of the transactions contemplated by the Participation Agreement, (ii) Loan Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and Loan Trustee shall so advise Owner Trustee and Lessee), or
(iii) Loan Trustee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, Loan Trustee and, upon the written request of Loan Trustee, Owner Trustee, shall execute and deliver a supplement to this Mortgage and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by Loan Trustee, either to act jointly with Loan Trustee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Mortgage as may be provided in such supplement or other instruments as Loan Trustee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties, and obligations theretofore granted any such additional and separate trustee, subject in each case to the remaining provisions of this (ss.)
8.03. If Owner Trustee shall not have taken any action requested of it under this (ss.) 8.03(a) that is permitted or required by its terms within 15 days after the receipt of a written request from Loan Trustee so to do, or if a Mortgage Event of Default exists, Loan Trustee may act under the foregoing provisions of this (ss.) 8.03(a) without the concurrence of Owner Trustee; and Owner Trustee hereby irrevocably appoints (which appointment is coupled with an interest) Loan Trustee, its agent and attorney-in-fact to act for it under the foregoing provisions of this (ss.) 8.03(a) in either of such contingencies.
Loan Trustee may, in such capacity, execute, deliver, and perform any such supplement, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this (ss.) 8.03(a) shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to Loan Trustee until a successor additional or separate trustee is appointed as provided in this (ss.) 8.03(a).


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


         (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon Loan Trustee in respect of the custody, investment and payment of money and all money received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to Loan Trustee shall be promptly paid over by it to Loan Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by Loan Trustee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders Loan Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of Loan Trustee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that Loan Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and Loan Trustee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this (ss.) 8.03 shall be subject to, and shall have the benefit of (ss.ss.) 4 through 8 and (ss.) 10 insofar as they apply to Loan Trustee. The powers of any additional or separate trustee appointed pursuant to this (ss.) 8.03 shall not in any case exceed those of Loan Trustee hereunder.

         (c) If at any time Loan Trustee shall deem it no longer necessary or desirable in order to conform to any such law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or if Loan Trustee shall have been requested to do so in writing by a Majority in Interest of Note Holders, Loan Trustee and, upon the written request of Loan Trustee, Owner Trustee, shall execute and deliver a supplement hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. Loan Trustee may act on behalf of Owner Trustee under this (ss.) 8.03(c) when and to the extent it could so act under (ss.) 8.03(a).

                          9. SUPPLEMENT AND AMENDMENTS

                  9.01. INSTRUCTIONS OF MAJORITY; LIMITATIONS.



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



         (a) Except as provided in ss. 5.02, and except with respect to Excluded Payments, Owner Trustee agrees it shall not enter into any amendment of or supplement to the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Warranty Assignment, or the Guarantee, or execute and deliver any written waiver or modification of, or consent under, the terms of the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Warranty Assignment, or the Guarantee, unless such supplement, amendment, waiver, modification, or consent is consented to in writing by Loan Trustee and a Majority in Interest of Note Holders. Anything to the contrary contained herein notwithstanding, without the necessity of the consent of any of the Note Holders or Loan Trustee, (i) any Excluded Payments payable to Owner Participant may be modified, amended, changed or waived in such manner as shall be agreed to by Owner Participant and Lessee and (ii) Owner Trustee and Lessee may enter into amendments of or additions to the Lease to modify (ss.) 5 (except to the extent that such amendment would affect the rights or exercise of remedies under (ss.) 15 of the Lease), (ss.) 9, or (ss.) 17 of the Lease so long as such amendments, modifications and changes do not and would not affect the time of, or reduce the amount of, Rent payments until after the payment in full of all Secured Obligations or otherwise adversely affect the Note Holders.

         (b) Without limiting the provisions of (ss.) 9.01(a) and subject to (ss.) 5.02(a)(2)(i), Loan Trustee agrees with the Note Holders that it shall not enter into any amendment, waiver, or modification of, or supplement or consent to, this Mortgage, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Warranty Assignment, the Guarantee, or the Participation Agreement, or any other agreement included in the Collateral, unless such supplement, amendment, waiver, modification, or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, Loan Trustee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification, or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement, or modification), to the extent such agreement is required, agreed to by Owner Trustee and Lessee or, as may be appropriate, the Airframe Manufacturer or the Engine Manufacturer; provided, that, without the consent of each holder of an affected Equipment Note then outstanding and of each Liquidity Provider, no such amendment of or supplement to this Mortgage, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Warranty Assignment, the Guarantee, or the Participation Agreement or waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of


2002 EETC - Mortgage (LL) (11)         57                         Mortgage N__TZ
this (ss.) 9.01, of (ss.) 2, 3, 4.02, 4.03, 4.04, 5.02, or 5.06 hereof, of
(ss.) 13.3, 14 (except to add a Lease Event of Default), or 16 of the Lease, ss. 15.1 of the Participation Agreement, the definitions of "Event of Default", "Default", "Lease Event of Default", "Lease Default", "Majority in Interest of Note Holders", "Make-Whole Amount" or "Note Holder", or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, or alter or modify the provisions of (ss.) 3 with respect to the order of priorities in which distribution thereunder shall be made as among the Note Holders, Owner Trustee and Lessee, (iii) reduce, modify or amend any indemnities in favor of Loan Trustee, the Mortgage Indemnitees or the Note Holders, (iv) consent to any change in this Mortgage or the Lease which would permit redemption of Equipment Notes earlier than permitted under (ss.) 2.10 or
2.12 hereof or the purchase of the Equipment Notes other than as permitted by (ss.) 2.14 hereof, (v) modify any of the provisions of (ss.) 3.2.1(e) of the Lease, or modify, amend, or supplement the Lease or consent to any assignment of the Lease, in either case releasing Lessee from its obligations in respect of the of Basic Rent, Stipulated Loss Value, Termination Value, or any purchase price (including the EBO Price) for the Aircraft or altering the absolute and unconditional character of the obligations of Lessee to pay Rent as set forth in (ss.) 3 and (ss.) 16 of the Lease or (vi) permit the creation of any Lien on the Collateral or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Mortgage on the Collateral, except as provided in connection with the exercise of remedies under (ss.) 4. So long as no Lease Event of Default exists, without the consent of Lessee no amendment or supplement to this Mortgage or waiver or modification of the terms hereof shall adversely affect Lessee.

         (c) At any time after the Delivery Date, Owner Trustee and Loan Trustee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as Owner Trustee in accordance with the terms of the Trust Agreement or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees;
(iii) to convey, transfer, assign, mortgage or pledge any property to or with Loan Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not

2002 EETC - Mortgage (LL) (11)         58                         Mortgage N__TZ
adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Mortgage or better to assure, convey and confirm unto Loan Trustee any property subject or required to be subject to the Lien of this Mortgage, the Airframe or Engines or any Replacement Airframe or Replacement Engine: (v) to add to the covenants of Owner Trustee for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon Owner Trustee, Owner Participant or Lessee; (vi) to add to the rights of the Note Holders; and (vii) to include on the Equipment Notes any legend as may be required by law.


         9.02. TRUSTEES PROTECTED. If, in the opinion of the institution acting as Owner Trustee under the Trust Agreement or the institution acting as Loan Trustee hereunder, any document required to be executed by it pursuant to the terms of (ss.) 9.01 adversely affects any right, duty, immunity or indemnity with respect to such institution under this Mortgage or the Lease, such institution may in its discretion decline to execute such document.

         9.03. DOCUMENTS MAILED TO NOTE HOLDERS. Promptly after the execution by Owner Trustee or Loan Trustee of any document entered into pursuant to (ss.) 9.01, Loan Trustee shall mail, by first class mail, postage prepaid, a copy thereof to Lessee and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of Loan Trustee to mail such copies shall not impair or affect the validity of such document.

         9.04. NO REQUEST NECESSARY FOR LEASE SUPPLEMENT OR MORTGAGE SUPPLEMENT. No written request or consent of Loan Trustee, the Note Holders or Owner Participant pursuant to (ss.) 9.01 shall be required to enable Owner Trustee to enter into any Lease supplement specifically required by the terms of the Lease or to execute and deliver a Mortgage supplement specifically required by the terms hereof.

         9.05. NOTICES TO LIQUIDITY PROVIDER . Any request made to any Note Holder for consent to any amendment or supplement to this Agreement or the Equipment Notes pursuant to this (ss.) 9 shall be promptly furnished by Loan Trustee to each Liquidity Provider.


                              10. MISCELLANEOUS


2002 EETC - Mortgage (LL) (11)         59                         Mortgage N__TZ

         10.01. TERMINATION OF MORTGAGE. Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Mortgage Indemnitees, the Note Holders and Loan Trustee hereunder or under the Participation Agreement, Owner Trustee shall direct Loan Trustee to execute and deliver to or as directed in writing by Owner Trustee an appropriate instrument releasing the Aircraft and the Engines from the Lien of this Mortgage and releasing the Lease, the Guarantee, the Purchase Agreement, the Purchase Agreement Assignment with the Consent and Agreement attached thereto, and the Engine Warranty Assignment with the Engine Consent and Agreement attached thereto from the assignment and pledge thereof hereunder and Loan Trustee shall execute and deliver such instrument as aforesaid and give written notice thereof to Lessee; provided, that this Mortgage and the trusts created hereby shall earlier terminate and this Mortgage shall be of no further force or effect upon any sale or other final disposition by Loan Trustee of all property constituting part of the Collateral and the final distribution by Loan Trustee of all money or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

         10.02. NO LEGAL TITLE TO COLLATERAL IN NOTE HOLDERS. No holder of a Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Collateral or hereunder shall operate to terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

         10.03. SALE OF AIRCRAFT BY LOAN TRUSTEE IS BINDING. Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by Loan Trustee made pursuant to the terms of this Mortgage shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of Loan Trustee, Owner Trustee, Owner Participant and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Loan Trustee.

         10.04. MORTGAGE BENEFITS SPECIFIED PERSONS ONLY. Nothing in this Mortgage, whether express or implied, shall be construed to give any person


2002 EETC - Mortgage (LL) (11)         60                         Mortgage N__TZ
other than Owner Trustee, Loan Trustee, Owner Participant, Lessee, the Note Holders, and the other Mortgage Indemnitees, any legal or equitable right, remedy, or claim under or in respect of this Mortgage.

         10.05. NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Mortgage to be made, given, furnished, or filed shall be made, given, furnished, or filed, and shall become effective, in the manner prescribed in (ss.) 14.7 of the Participation Agreement.

         10.06. SEVERABILITY. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.07. NO ORAL MODIFICATION OR CONTINUING WAIVERS. No term or provision of this Mortgage or the Equipment Notes may be by Owner Trustee and Loan Trustee, in compliance with (ss.) 9.01. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

         10.08. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. This Mortgage and the Collateral shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Mortgage to the Trust Agreement shall mean the Trust Agreement as amended and supplemented from time to time to the extent permitted hereby, thereby and by the Participation Agreement. Each Note Holder by its acceptance of a Equipment Note agrees to be bound by this Mortgage and all provisions of the Participation Agreement applicable to a Loan Participant or a Note Holder.

         10.09. HEADINGS. The headings of the various sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.


2002 EETC - Mortgage (LL) (11)         61                         Mortgage N__TZ

         10.10. NORMAL COMMERCIAL RELATIONS. Anything contained in this Mortgage to the contrary notwithstanding, WFB, WTC, any Participant or any bank or other Affiliate of such Participant may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Lessee, fully to the same extent as if this Mortgage were not in effect, including the making of loans or other extensions of credit to Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

         10.11. GOVERNING LAW; COUNTERPART FORM. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS MORTGAGE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Mortgage may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         10.12. VOTING BY NOTE HOLDERS. All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

         10.13. BANKRUPTCY. It is the intention of the parties that Owner Trustee, as lessor under the Lease (and Loan Trustee as assignee of Owner Trustee hereunder), shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in the Lease in the event of a proceeding under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

         10.14. NO ACTION CONTRARY TO LESSEE'S RIGHTS UNDER THE LEASE. Notwithstanding any of the provisions of this Mortgage or the Trust Agreement to the contrary, neither Loan Trustee nor Owner Trustee will take any action contrary to Lessee's rights under the Lease, including the right to possession and use of, and the quiet enjoyment of, the Aircraft, except in accordance with provisions of the Lease.


2002 EETC - Mortgage (LL) (11)         62                         Mortgage N__TZ

         IN WITNESS WHEREOF, Owner Trustee and Loan Trustee have executed this Trust Indenture and Mortgage N___TZ.



                                           WELLS FARGO BANK  NORTHWEST,  N.A.,
                                           not in its individual capacity
                                           (except as expressly provided herein)
                                           but solely as trustee, as Owner
                                           Trustee



                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                           WILMINGTON TRUST COMPANY, as Loan
                                           Trustee



                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                                                      SCHEDULE I



                ORIGINAL AMOUNT, INTEREST RATE, AND AMORTIZATION



      A       ____% Equipment Notes due ______, 20__          $__________
      B       ____% Equipment Notes due ______, 20__          $__________







2002 EETC - Mortgage (LL)(11)                                     Mortgage N_TZ

                          Equipment Notes Amortization


                                    Series A


                                 Aircraft N___TZ


                                                Percentage of Original
Payment Date                                       Amount to be Paid
------------                                      -------------------













2002 EETC - Mortgage (LL)(11)                                     Mortgage N_TZ

                          Equipment Notes Amortization

                                    Series B

                                 Aircraft N___TZ


                                                   Percentage of Original
Payment Date                                          Amount to be Paid
------------                                         -------------------

















2002 EETC - Mortgage (LL)(11)                                     Mortgage N_TZ

                                                                       EXHIBIT A



                              AIRCRAFT DESCRIPTION


The Aircraft is a Boeing model 737-800 aircraft, consisting of (1) an airframe bearing FAA registration no. N___TZ and manufacturer's serial no. __________,
(2) two CFM International model CFM56-7B27 engines (each of which has 750 or more rated takeoff horsepower or its equivalent), bearing manufacturer's serial nos. __________ and __________, and (3) all appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment or property incorporated in such airframe and engines.













2002 EETC - Mortgage (LL)(11)                                     Mortgage N_TZ

                                                                       EXHIBIT B


THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.



          WELLS FARGO BANK NORTHWEST, N.A., AS OWNER TRUSTEE UNDER TRUST AGREEMENT N___TZ DATED AS OF __________ 1, 200_

           Series 2002-1_ Equipment Note due ___________ [1], 20__, issued in connection with the Boeing model 737-800 aircraft bearing United States registration mark N___TZ

           No. ____                                     ________________, 200_

                             $_____________________

         Interest Rate                                        Maturity Date
         -------------                                        -------------

           _______%                                     ________________, 20__


         Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely as trustee (in such capacity, the "Owner Trustee") under Trust Agreement N___TZ (as supplemented or amended from time to time, the "Trust Agreement"), dated as of __________ 1, 200_, between [Owner Participant] and Owner Trustee, hereby promises to pay to __________________, or the registered assignee thereof, the principal sum of $___________ (the "Original Amount"), together with interest at the Debt Rate on the unpaid balance of the Original Amount (calculated on the basis of a 360-day year of twelve 30-day months from the date hereof until paid in full). The Original Amount of this Equipment Note shall be payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in quarterly installments commencing __________, 200_, and on each [February 20], [May 20], [August 20] and [November 20] thereafter, to and including __________, 20__. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. If any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the following Business Day, and if such



2002 EETC - Mortgage (LL)(11)                                     Mortgage N_TZ
payment is made on such following Business Day, no interest shall accrue on the amount of such payment during such extension.

         The "Mortgage" is Trust Indenture and Mortgage N___TZ, dated as of __________, 200_, between Owner Trustee and Wilmington Trust Company, as trustee (the "Loan Trustee"), as amended or supplemented from time to time. All terms used in this Equipment Note, if defined in the Mortgage and not in this Equipment Note, have the same meanings as in the Mortgage.

         This Equipment Note shall bear interest, payable on demand, at the Past-Due Rate (calculated on the basis of a 360-day year of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period that it is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration, or otherwise). The interest rate borne by this Equipment Note shall be subject to adjustments to the extent, and under the circumstances, specified by the Registration Rights Agreement.

         All payments of Original Amount, interest, Make-Whole Amount (if any), and other amounts (if any) to be made by Owner Trustee hereunder and under the Mortgage or the Participation Agreement shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Collateral and only to the extent that Owner Trustee has sufficient income or proceeds from the Trust Estate (to the extent included in the Collateral) to enable Loan Trustee to make such payments in accordance with (ss.) 2.03 and (ss.) 3 of the Mortgage, and each holder hereof, by its acceptance of this Equipment Note, agrees (1) that it will look solely to the income and proceeds from the Collateral to the extent available for distribution to the holder hereof as above provided, and
(2) that neither Owner Participant nor Owner Trustee nor Loan Trustee is personally liable or liable in any manner extending to any assets other than the Collateral to the holder hereof for any amounts payable or any liability under this Equipment Note or, except as provided in the Mortgage or in the Participation Agreement, for any liability under the Mortgage or the Participation Agreement; provided, that nothing herein contained shall limit, restrict, or impair Loan Trustee's right (subject to the terms of the Mortgage) to accelerate the maturity of this Equipment Note, if a Mortgage Event of Default exists, in accordance with (ss.) 4.04(b) of the Mortgage, to bring suit and obtain a judgment against Owner Trustee on this Equipment Note for purposes of realizing upon the Collateral, and to exercise all rights and remedies provided under the Mortgage or otherwise realize upon the Collateral.

         An Equipment Note Register shall be maintained at Loan Trustee's Corporate Trust Office (or at the office of any successor) for the purpose of



2002 EETC - Mortgage (LL)(11)                                     Mortgage N_TZ
registering transfers and exchanges of Equipment Notes, in the manner provided in (ss.) 2.07 of the Mortgage.

         The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at Loan Trustee's Corporate Trust Office, or as otherwise provided in the Mortgage. Each such payment shall be made without any presentment or surrender of this Equipment Note, except that this Equipment Note shall be surrendered for cancellation promptly after any final payment.

         The holder hereof, by its acceptance of this Equipment Note, agrees that (except as otherwise provided in the Mortgage) each payment received by it hereunder shall be applied, first, to pay accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, or (to the extent permitted by Law) any overdue interest and other amounts hereunder) to the date of such payment, second, to pay the Original Amount of this Equipment Note then due, third, to pay any Make-Whole Amount and any other amount due hereunder or under the Mortgage, and fourth, the balance, if any, remaining thereafter, to pay installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their normal maturity.

         This Equipment Note is one of the Equipment Notes referred to in the Mortgage which have been or are to be issued by Owner Trustee pursuant to the terms of the Mortgage. The Collateral is held by Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Mortgage. Reference is made to the Mortgage and the Participation Agreement which contain a complete statement of (1) the rights and obligations of the holder of this Equipment Note, and the nature and extent of the security for this Equipment Note, (2) the rights and obligations of the holders of any other Equipment Notes executed and delivered under the Mortgage, and the nature and extent of the security for any other Equipment Notes executed and delivered under the Mortgage, and (3) the terms and conditions of the Trust created by the Mortgage, to all of which terms and conditions in the Mortgage and the Participation Agreement each holder hereof agrees by its acceptance of this Equipment Note.

         As provided in the Mortgage and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering it.

         Before this Equipment Note is duly presented for registration of transfer, Owner Trustee and Loan Trustee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or


2002 EETC - Mortgage (LL)(11)                                     Mortgage N_TZ
not this Equipment Note is overdue, and neither Owner Trustee nor Loan Trustee shall be affected by notice to the contrary.

         This Equipment Note is subject to redemption as provided in (ss.) 2.10, (ss.) 2.12, and (ss.) 2.13 of the Mortgage, but not otherwise. This Equipment
Note is also subject to assumption by Lessee as provided in (ss.) 2.11 of the Mortgage, and to exchange and to purchase by Owner Participant or Owner Trustee as provided in (ss.) 2.14 of the Mortgage, but not otherwise.

         [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Mortgage, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Mortgage) in respect of Series A Equipment Notes, and this Equipment Note is issued subject to such provisions. The holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs Loan Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Mortgage, and (c) appoints Loan Trustee his attorney-in-fact for such purpose.]*

         The holder of this Equipment Note, by accepting the same, also agrees to be subject to the transfer restrictions set forth in (ss.) 2.07 of the Mortgage.

         Unless the certificate of authentication hereon has been executed by or on behalf of Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Mortgage or be valid or obligatory for any purpose.

         THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.


                                      * * *









-----------------------------
* To be inserted for each Equipment Note other than any Series A Equipment Note.


2002 EETC - Mortgage (LL)(11)                                     Mortgage N_TZ

         IN WITNESS WHEREOF, Owner Trustee has executed this Equipment Note.


                                        WELLS FARGO BANK  NORTHWEST,  N.A.,
                                        not in its individual capacity but
                                        solely as trustee, Owner Trustee



                                        By:
                                           ------------------------------------
                                            Name:
                                            Title:





2002 EETC - Mortgage (LL)(11)                                     Mortgage N_TZ

                  LOAN TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Equipment Notes referred to in the Mortgage (as defined in the foregoing Equipment Note).


                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Loan Trustee



                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:



2002 EETC - Mortgage (LL)(11)                                     Mortgage N_TZ

                                                                      Schedule I
                                                                              to
                                                                  Equipment Note



                           Equipment Note Amortization
                           ---------------------------

                                                         Percentage of Original
         Payment Date                                       Amount to be Paid
         ------------                                    ----------------------



                           [see Schedule I to Mortgage
                        which is inserted upon issuance]




2002 EETC - Mortgage (LL)(11)                                     Mortgage N_TZ